Exhibit 10.2

CONSTRUCTION LOAN AGREEMENT

(Borrowing Base Loan)

By and Between

CALIFORNIA BANK & TRUST

a California banking corporation

1900 Main Street, Suite 200, Irvine, California 92614

(“Lender”)

And

WILLIAM LYON HOMES, INC.,

a California corporation

4490 Von Karman Avenue, Newport Beach. California 92660

(“Borrower”)

Dated as of September 26, 2012

MAXIMUM LINE OF CREDIT AMOUNT: $19,000,000.00

i	Construction Loan Agreement

2.3.2 Use of Advances	23
2.3.3 Draw Requests	23
2.3.4 Right of Inspection	23
2.3.5 Limitations on Borrower’s Rights to Advances	24
2.3.6 Excess Loan Balance Repayment	24
2.3.7 Appraisals and Evaluations	24
2.3.8 Borrower’s Accounts	24
(a) Establishment of the Borrower’s Funds Account	24
(b) Use of Borrower’s Funds and Central Account	25
(c) Central Account Provisions	25
2.3.9 Project Cost Savings and Excess Costs	25
(a) Excess Project Costs	25
(b) Offsite Materials	25
(c) Cost Savings	26
2.3.10 Net Construction Funds	26
2.4 Fees	26
2.4.1 A&D Facility Sublimit and Commitment Fees	26
2.4.2 Extension Fees	26
2.4.3 Reserved	27
2.4.4 Other Fees	27
2.5 Mechanics Lien Coverage for Each Advance	27

3. THE COLLATERAL; RELEASE PROVISIONS	27

3.1 Security	27
3.2 Releases of Collateral	28
3.2.1 General Requirements for Releases	28
3.2.2 Sale of Home Pursuant to a Purchase Contract	29
3.2.3 Dedications	29

4. CONDITIONS PRECEDENT	30

4.1 Conditions Precedent to Effectiveness of this Agreement and to the Effectiveness of the Commitment	30
4.1.1 Representations and Warranties Accurate	30
4.1.2 Defaults	30
4.1.3 Approved Budgets	30
4.1.4 Documents	30
(a) Loan Documents	30
(b) Organization	30
(c) Insurance Policies	30
(d) Opinion Letter	30
(e) Financial Statements	31
4.1.5 Survey	31
4.1.6 Restrictive Covenants	31
4.1.7 Building Permits, Licenses, Etc.	31
4.1.8 Environmental Assessment	31
4.1.9 Environmental Indemnity	31
4.1.10 Preliminary Title Report; Title Insurance	31
4.1.11 Flood Report	32
4.1.12 Construction Materials	32
4.1.13 Completion of Filings and Recordings	32
4.1.14 Payment of Costs, Expenses, and Fees	32
4.1.15 Appraisal	32
4.1.16 Closing Conditions	33

ii	Construction Loan Agreement

4.1.17 Truth-In-Lending Disclosures	33
4.1.18 Zoning	33
4.1.19 Utilities	33
4.1.20 Ingress/Egress	33
4.1.21 Job Schedule	33
4.1.22 A&D Improvements	33
4.1.23 List of Contractors	33
4.1.24 Other Items or Actions by Borrower	33
4.2 Conditions Precedent to Admission of Land as Lots Under Development and/or Finished Lots	33
4.2.1 Request	34
4.2.2 Defaults	34
4.2.3 Documents and Information	34
4.2.4 Inspection	34
4.2.5 Map	34
4.2.6 Utilities	34
4.2.7 Lot Limitations	34
4.2.8 Other	34
4.3 Conditions Precedent to Admission of Finished Lots as Presold and/or Spec Homes	35
4.3.1 Request	35
4.3.2 Defaults	35
4.3.3 Home Construction Information	35
4.3.4 Other	36
4.4 Additional Conditions Precedent to All Advances	36
4.5 Waiver of Conditions Precedent	36
4.6 Assignment of CFD Bond Proceeds	36

5. BORROWER'S REPRESENTATIONS AND WARRANTIES	37

5.1 Closing Representations and Warranties	37
5.1.1 Existence and Authorization	37
5.1.2 No Approvals, etc.	37
5.1.3 No Conflicts	37
5.1.4 Execution and Delivery and Binding Nature of Loan Documents	37
5.1.5 Legal Proceedings; Hearings, Inquiries, and Investigations	37
5.1.6 No Event of Default	37
5.1.7 Approvals and Permits; Assets and Property	38
5.1.8 ERISA	38
5.1.9 Compliance with Law	38
5.1.10 Full Disclosure	38
5.1.11 Use of Proceeds; Margin Stock	38
5.1.12 Governmental Regulation	39
5.1.13 Material Agreements; No Material Defaults	39
5.1.14 Title to Property	39
5.1.15 Payment of Taxes	39
5.1.16 No Condemnation	39
5.1.17 Borrowing Base	39
5.2 Representations and Warranties Upon Requests for Advances	39
5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information	40

iii	Construction Loan Agreement

6. BORROWER AFFIRMATIVE COVENANTS	40

6.1 Existence	40
6.2 Books and Records; Access By Lender	40
6.3 Special Covenants Relating to Collateral	41
6.3.1 Defense of Title	41
6.3.2 Further Assurances	41
6.3.3 Plats, Annexations and Approvals	41
6.3.4 Utilities	42
6.3.5 Plans and Specifications	42
6.3.6 Compliance with Permitted Exceptions	42
6.3.7 Project Development	42
6.3.8 Title Policy Endorsements	43
6.3.9 Foundation Endorsements	43
6.3.10 Improvement Districts	43
6.3.11 Appraisals	43
6.3.12 Off-Site Improvements	44
6.4 Information and Statements	44
6.4.1 Annual Financial Statements	44
6.4.2 Quarterly Financial Statements	44
6.4.3 Compliance Certificates	44
6.4.4 Borrowing Base Certificate; Monthly Sales Reports	45
6.4.5 Intentionally Omitted	45
6.4.6 Other Items and Information	45
6.5 Law; Judgments; Material Agreements; Approvals and Permits	45
6.6 Taxes and Other Debt	46
6.7 Assets and Property	46
6.8 Insurance	46
6.8.1 Property	46
6.8.2 Liability	46
6.8.3 Flood	47
6.8.4 Worker’s Compensation	47
6.8.5 Contractors	47
(a) Worker’s Compensation	47
(b) Liability	47
6.8.6 Additional Insurance	47
6.9 Commencement and Completion	48
6.10 Rights of Inspection; Agency	48
6.10.1 Generally	48
6.10.2 Inspector(s)	48
6.11 Verification of Costs	49
6.12 Use of Proceeds	49
6.13 Costs and Expenses of Borrower’s Performance of Covenants and Satisfaction of Conditions	49
6.14 Notification	49
6.15 Financial Covenants	49
6.15.1 No Other Debt	49
6.15.2 No Other Loan Defaults	50
6.15.3 Quarterly Compliance Certificates	50
6.16 Books and Records; Names; Place of Business and Chief Executive Office	50
6.17 Proceeds of Purchase Contracts	50
6.17.1 After Event of Default or Unmatured Event of Default	50
6.17.2 Payments to Lender	50

iv	Construction Loan Agreement

7. BORROWER NEGATIVE COVENANTS	50

7.1 Restrictions	50
7.2 Name, Fiscal Year, Accounting Method. and Lines of Business	51
7.3 Change in Ownership	51
7.4 Loans	51
7.5 Liens and Encumbrances	51
7.6 Indebtedness	51
7.7 Acquisition of Assets	51
7.8 Prohibited Drug Law Activities	51
7.9 Line of Credit Comliance	51

8. EVENTS OF DEFAULT AND REMEDIES	53

8.1 Events of Default	53
8.2 Rights and Remedies of Lender	54

9. LENDER'S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY LENDER	56

10. NO BROKERS	56

11. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT	56

12. COUNTERPART EXECUTION	56

13. MISCELLANEOUS	56

13.1 Assignment	56
13.2 Notices	57
13.3 Authority to File Notices	57
13.4 Inconsistencies with the Loan Documents	57
13.5 No Waiver	57
13.6 Lender Approval of Instruments and Parties	57
13.7 Lender Determination of Facts	57
13.8 Incorporation of Preamble: Recitals and Exhibits	58
13.9 Third-Party Consultants	58
13.10 Payment of Expenses	58
13.11 Disclaimer by Lender	58
13.12 Indemnification	59
13.12.1 Indemnification Provisions	59
13.12.2 No Liability of Borrower	59
13.12.3 Payment of Indebtedness	59
13.13 Titles and Headings	59
13.14 Brokers	59
13.15 Change, Discharge, Termination or Waiver	59
13.16 Choice of Law	60
13.17 Disbursements in Excess of Loan Amount	60
13.18 Intentionally Omitted	60
13.19 Time Is of the Essence	60
13.20 Attorneys’ Fees	60
13.21 Signs	60
13.22 Subordination to Certain Easements, Dedications and Restrictions	60
13.23 Dispute Resolution	60
13.23.1 Jury Trial Waiver	61
13.23.2 Arbitration	61
13.23.3 Class Action Waiver	62
13.23.4 Reliance	62
13.23.5 Continuing Lien	62
13.24 Successors and Assigns	63

v	Construction Loan Agreement

14. RECOURSE, EXCULPATION	63

15. EXHIBITS	63

16. ADDITIONAL PROTECTIVE ADVANCES	63

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vi	Construction Loan Agreement

CONSTRUCTION LOAN AGREEMENT

(Borrowing Base Loan)

THIS CONSTRUCTION LOAN AGREEMENT (Borrowing Base Loan) (“Agreement”), is entered into as of the date set forth above by and between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”). Borrower and Lender, for and in consideration of the recitals and mutual promises contained herein, confirm and agree as follows.

RECITALS

A. Borrower owns and desires to develop certain real property located in Irvine, Orange County, California (“Property”).

B. The purpose of this Agreement is to set forth the general terms and conditions of the revolving line of credit to be made to Borrower in a total sum not to exceed Nineteen Million Dollars ($19,000,000.00) to provide funding for the development of residential lots and the construction of residential homes on finished residential lots.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

1. DEFINITIONS AND GENERAL PROVISIONS.

1.1 Definitions. In this Agreement, the following terms shall have the following meanings:

“A&D Budget” shall mean the cost breakdown/budget for the A&D Improvements to be constructed for the Lots Under Development, which budget shall be satisfactory to Lender in all respects. For purposes of this Agreement, all such budgets shall be referred to individually and collectively in the singular.

“A&D Improvements” shall mean (i) those certain offsite improvements on the Property (including without limitation curbs, grading, storm and sanitary sewers, paving, sidewalks, landscaping, hardscaping, sprinklers, electric lines, gas lines, telephone lines, cable television lines, fiber optic lines, pipelines and other utilities) necessary to make the Property suitable for the construction of single family residential detached and attached homes thereon, and (ii) any common area improvements to be constructed on the Property.

“A&D Facility” shall mean that portion of the Loan in the amount of Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) to be used for A&D Improvements to be constructed for the Lots Under Development, as set forth in the A&D Budget.

“A&D Facility Fee” shall mean one percent (1.00%) of the A&D Facility Sublimit payable on the Closing Date.

1	Construction Loan Agreement

“A&D Facility Sublimit” shall mean the sum not to exceed Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) as set forth in the A&D Budget to be advanced for the construction of A&D Improvements for the Lots Under Development; provided, however that the A&D Facility Sublimit shall be reduced in connection with each Home closing by an amount equal to ten percent (10%) of the Maximum Allowed Advance for each Home being sold (with the entire Net Sales Proceeds being applied to reduce the principal balance of the Loan, as provided in Sections 2.1.4(b) and 3.2.1(e) below); provided, however, that for periods of non-compliance with the Closings Performance Requirement, the A&D Facility Sublimit will be reduced by an amount equal to twenty percent (20%) of the Maximum Allowed Advance for each Home being sold.

“Account Pledge Agreement” shall mean that certain Account Pledge and Security Agreement to be executed by Borrower in favor of Lender at such time as Borrower is required to deposit any funds into the Borrower’s Funds Account, pursuant to which Borrower shall grant to Lender, subject to the conditions of and obligations of Lender thereunder, a first and prior lien on and security interest in all money, investment securities and other instruments that may be required to be deposited by Borrower from time to time into the Borrower’s Funds Account, as provided herein.

“Advance” means an advance of Loan proceeds by Lender to Borrower hereunder for the payment or reimbursement of any Permitted Expenses for the Project; provided, however, that in no event shall any Advance for any Home in the Borrowing Base exceed the Reserved Allocation then available for disbursement for said Home.

“Affiliate” of any Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and (ii) any other Person that beneficially owns at least ten percent (10%) of the voting common stock or partnership interest or limited liability company interest, as applicable, of such Person. For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, partnership interests, by contract or otherwise: and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Construction Loan Agreement, as it may be amended, modified, extended, renewed, restated, or supplemented from time to time.

“Appraisal” means an appraisal of the Land and the Improvements (a) ordered by Lender, (b) prepared by a Qualified Appraiser, (c) in compliance with all federal and state standards for appraisals, (d) reviewed by Lender, and (e) in form and substance reasonably satisfactory to Lender based on its standards and practices applied in reviewing real estate appraisals.

“Approvals and Permits” means each and all approvals, authorizations, bonds, consents, certificates, franchises, licenses, permits, registrations, qualifications, and other actions and rights granted by or filings with any Persons necessary, or appropriate, for the improvement and development of the Land or for the conduct of the business and operations of Borrower.

“Architect” shall mean that certain architect for the Project approved by Lender.

“Architect’s Agreement” shall mean any agreement between the Architect and Borrower for the construction of the Project.

2	Construction Loan Agreement

“Assignment of Agreements and Permits” shall mean that certain Assignment of Agreements, Permits, Licenses and Approvals executed by Borrower (including the executed consents of Architect, Contractor and Engineer to said assignment), pursuant to which Borrower shall assign to Lender, subject to and in accordance with the provisions thereof, all of Borrower’s right, title and interest in, to and under the Architect’s Agreement, Construction Contract, Engineering Contract and the Plans and Specifications. For purposes of this Agreement, all such assignments shall be referred to individually and collectively in the singular.

“Assignment of CFD Bond Proceeds” shall have the meaning given to such term in Section 4.6 below.

“Authorization Form” shall mean that certain Signature Authorization Form and Disbursement Instructions of even date herewith executed by Borrower.

“Base Appraisal” shall mean, with respect to each Home financed hereunder, the lesser of (i) the value of such Home (as it will exist upon the completion of construction thereof) as determined by the Qualified Appraiser (as adjusted by Lender in its reasonable discretion at the time of receipt of said Appraisal) for the model plan type of said Home, which value shall be determined without lot premiums, options or upgrades (unless included by Lender in its sole discretion), or (ii) Borrower’s estimated sales price of such Home.

“Borrowing Availability” shall mean:

(a) An amount equal to the lesser of (i) the Commitment Amount or (ii) the respective Maximum Allowed Advances for the Lots and Homes included in the Borrowing Base multiplied by the applicable Draw Percentages for all such Lots and/or Homes, as calculated each Calendar Month, less

(b) The sum of the Loan Balance,

less

(c) Any reductions as provided in Section 2.2.2,

plus

(d) Any sums deposited into the Borrower’s Funds Account.

“Borrowing Base” shall be the revolving line of credit issued by Lender under this Agreement, and shall also refer from time to time to the Lots Under Development, Finished Lots and Homes to be included for purposes of calculating the Borrowing Availability.

“Borrowing Base Certificate” means a certificate, in form and substance reasonably satisfactory to Lender, delivered to Lender by Borrower in accordance with Section 6.4.4 setting forth, among other things, a current and detailed computation of the Borrowing Availability with respect to Lots Under Development, Finished Lots, Spec Homes, Model Homes and Presold Homes, and containing such other information as Lender may reasonably request. An initial form of the Borrowing Base Certificate is attached hereto as Exhibit “B”.

“Borrower’s Funds Account” shall mean that certain non-interest bearing deposit account in the name of Borrower, listing Lender, as secured party and pledgee of Borrower, which account shall be established and maintained as an account with Lender whenever Borrower shall deposit any funds with Lender as required herein.

3	Construction Loan Agreement

“Budget” shall mean the A&D Budget and each and every Home Construction Budget or other budget, as applicable, for the payment of Improvement costs, as approved by Lender.

“Bulk Finished Lot Value” shall mean the bulk sale value of the Lots included in the Project after completion of the A&D Improvements as determined by a qualified appraiser, which appraisal shall be satisfactory to Lender in all respects.

“Bulk Lot Sale” shall have the meaning given to such term in Section 2.1.4(a) below.

“Business Day” means each day of the year other than Saturdays, Sundays, Holidays, and days on which banking institutions are generally authorized or obligated by law or executive order to close in California.

“Business Hour” means each hour of each Business Day between 9:00 a.m. to 4:00 p.m. (California time).

“CC&Rs” shall mean any covenants, conditions and restrictions affecting and/or recorded against the Property.

“Calendar Month” shall mean the twelve (12) calendar months of the year. Any payment or obligation that is due or required to be performed within a specified number of Calendar Months shall become due on the day in the last of such specified number of Calendar Months that corresponds numerically to the date on which such payment or obligation was incurred or commenced, provided, however, that with respect to any obligation that is incurred or commences on the 29th, 30th, or 31st day of any Calendar Month and if the Calendar Month in which such payment or obligation would otherwise be due does not have a numerically corresponding date, such payment or obligation shall become due on the first day of the next succeeding Calendar Month.

“Calendar Quarter” shall mean a period of three (3) consecutive Calendar Months, commencing on the Closing Date and continuing through the Line Term.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee, which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Central Account” shall mean that certain deposit account into which Borrower shall direct Lender to deposit Advances under the Borrowing Base.

“Closing Conditions” shall mean those closing requirements set forth in Section 2.1.2 below.

“Closing Date” shall mean the date upon which the Deed of Trust for the Project is recorded in the Official Records of the County.

“Closings Performance Requirement” shall mean, for each Calendar Quarter commencing with the Sales Performance Commencement Date through the date of such extension, Borrower shall have Home Sale Closings at an average rate of no less than seventy-five percent (75%) of the appraised absorption rate for Homes to be sold each Calendar Month.

4	Construction Loan Agreement

“Collateral” means all property, interests in property, and rights to property securing any or all Obligations from time to time.

“Commitment” means the agreement by Lender in Section 2.1.1 to make Advances pursuant to the terms and conditions herein.

“Commitment Amount” means the sum of Nineteen Million Dollars ($19,000,000.00).

“Commitment Fee” shall mean an amount equal to one-half of one percent (0.50%) of the Commitment Amount (less the applicable A&D Facility Sublimit, but in no event to exceed $4,500,000.00 as of the Closing Date, which sum shall increase as the A&D Facility is reduced as provided hereinbelow), payable annually in advance.

“Construction Assignments” shall mean the Assignment of Agreements and Permits, Assignment of CFD Bond Proceeds, and all other assignment and other related documents encumbering the Collateral, which assignments may be included within a single document to be executed by Borrower in connection with the Project.

“Contractor” shall mean shall mean that certain general contractor for the Project that has been approved by Lender in its discretion, provided that (a) Lender shall have reviewed and approved of said general contractor and the terms of any Construction Contract between Borrower and such general contractor relating to the Project, and (b) Borrower shall have delivered to Lender a fully executed Assignment of Agreements and Permits assigning to Lender all of Borrower’s rights, title and interest in said Construction Contract, and said general contractor shall have consented in writing in form and content acceptable to Lender in its reasonable discretion to said assignment.

“Construction Contract” shall mean any agreement between the Contractor and Borrower for the Project.

“County” shall mean Orange County, California, in which the Project to be financed hereunder is located.

“Debt” shall mean, as to any Person, total liabilities including all indebtedness (recourse only), short term (excluding trade payables that are not more than sixty (60) days past due and acceptable to Lender in its reasonable discretion) and long term, direct and contingent liabilities, including unfunded liabilities that would appear upon a balance sheet of such Person prepared in accordance with GAAP, but excluding non–recourse debt.

“Dedication” means a transfer by Borrower, or the granting of easements, rights of way, and licenses by Borrower, to municipalities, utility providers, municipal and county districts, property owners, and property owners’ associations in connection with the development of the Project, for the purpose of providing streets, common areas, parks, water, waste water and sewage treatment facilities, hillside and other areas, and similar land and improvements.

“Deed of Trust” shall mean that certain Construction Deed of Trust, Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) executed by Borrower, as trustor, to Title Company, as trustee, and naming Lender as beneficiary, creating a first lien on the Property (subject to encumbrances permitted under this Agreement), the Improvements, and all other buildings, fixtures and improvements now or hereafter owned or acquired by Borrower and situated thereon, and all rights and easements appurtenant thereto. The Deed of Trust shall secure indebtedness in the Commitment Amount.

5	Construction Loan Agreement

“Default Interest Rate” shall have the meaning given to such term in the Note.

“Draw Percentage” shall mean (a) for the A&D Improvements, the percentage of completion for said improvements as certified by Borrower in its Borrowing Base Certificate, and (b) for all Home Improvements, the applicable percentage for the subject Improvements pursuant to the Home Construction Draw Schedule.

“Draw Request” means a completed, written request for an Advance from Borrower to Lender, which request shall be in form reasonably satisfactory to Lender and, if requested by Lender in its reasonable discretion, shall be accompanied by such other documents and information as Lender may reasonably require or specify from time to time; provided, however, that Lender in its sole discretion may waive the requirement for Borrower to include with any Draw Request invoices and/or copies of lien waivers and/or releases.

“Engineer” shall mean that certain engineer for the Project approved by Lender.

“Engineering Contract” shall mean any agreement between the Engineer and Borrower for the Project to be financed by a Loan to be made hereunder.

“Environmental Indemnity” means that certain Environmental Indemnity executed by Borrower, which indemnity shall be in form and content acceptable to Lender in its reasonable discretion.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the regulations and published interpretations thereunder, as in effect from time to time.

“Event of Default” shall mean all of the events described in Section 8.1.

“Extended Line Maturity Date” shall mean the date six (6) Calendar Months after the Initial Line Maturity Date (i.e., March 26, 2016).

“Extension Fee” shall mean an amount equal to one-quarter of one percent (0.25%) of the Commitment Amount (less the then-applicable, reduced A&D Facility Sublimit, but in no event less than $4,500,000.00) as of the Initial Line Maturity Date.

“Extension Conditions” shall include the following:

(a) At the time the applicable notice of such extension is given to Lender and at the time of such extension, no Event of Default, or no event which with notice or lapse of time (or both) would become an Event of Default, shall have occurred and be continuing as of the date of the requested extension;

(b) There shall have been no Material Adverse Change in the financial condition of Borrower or the Project since the Closing Date;

(c) Payment by Borrower to Lender of the Extension Fee;

(d) Lender shall have received from Borrower written notice of the proposed extension at least sixty (60) days prior to the Initial Line Maturity Date;

6	Construction Loan Agreement

(e) Lender may, in its sole discretion order, at Borrower’s expense, an updated Appraisal for the Project. In the event the outstanding amount of the Loan should exceed the Maximum Allowed Advance based on the then-current Appraised Finished Lot Value, Base Plan Value or Model Plan Value, as applicable, Borrower shall (i) reduce the outstanding balance of the A&D Facility Sublimit by an amount equal to the amount by which the sum of the outstanding balance of the disbursed Loan funds under the A&D Facility exceeds the amount required to satisfy the Maximum Allowed Advance requirement for the A&D Facility Sublimit, and/or (ii) reduce the outstanding balance of the Loan by an amount equal to the amount by which the sum of the outstanding balance of the disbursed Loan funds exceeds the amount required to satisfy the Maximum Allowed Advance requirement (in each such event Lender’s maximum Loan Commitment and the outstanding principal Loan balance hereunder shall be reduced as may be required to satisfy the Maximum Allowed Advance);

(f) Borrower is in full compliance with all terms, conditions and covenants of the Loan;

(g) Borrower is in compliance with the quarterly Closings Performance Requirement; and

(h) Borrower has paid all costs and fees incurred by Lender.

“Final Map” shall mean the final map for the Property which has been or will be duly recorded in the Official Records of the County showing the Property divided into fifty-eight (58) residential building Lots in the manner prepared by Engineer with respect to the Property.

“Federal Funds Effective Rate” shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by Lender from three (3) Federal funds brokers of recognized standing selected by Lender in its sole discretion.

“Financing Statement” shall mean a UCC-1 financing statement naming Borrower, as debtor, in favor of Lender as secured party, perfecting Lender’s security interest in the Collateral now owned or hereafter acquired by Borrower. The Financing Statement shall be in form and content satisfactory to Lender, and shall be filed in the Office of the Secretary of State of the State of Delaware.

“Finished Lots” means those certain Lots in the Project for which all A&D Improvements have been constructed and completed and said Lots are in condition for the construction of Homes thereon.

“First Payment Date” shall mean the first day of the first Calendar Month after the Closing Date or, in Lender’s sole discretion, the first day of the second Calendar Month after the Closing Date.

7	Construction Loan Agreement

“Force Majeure Event” shall mean acts of God or the elements, including fire, flood, windstorm, hailstorm, earthquake and lightning, acts of war, terrorism, riot or civil insurrection, and strikes, governmental delays, labor disputes, delays in delivery of materials and disruption of shipping (to the extent such strikes, labor disputes, delays in delivery of materials and disruption of shipping affect not only Borrower but also similarly situated real estate owners and/or contractors in the vicinity of the Property, or are otherwise not the result of an intentional or grossly negligent act or failure to act by Borrower); provided, however, that inclement weather shall be considered a Force Majeure Event only to the extent it is significantly more severe than typical for the location and time of year in which such inclement weather occurred.

“GAAP” means generally accepted accounting principles consistently applied.

“Governmental Authority” means any government, any court, and any agency, authority, body, bureau, department, or instrumentality of any government.

“Hard Costs” means the onsite cost of labor and materials directly related to the construction of the Improvements, including the A&D Improvements and each Home as set forth in the A&D Budget and Home Construction Budget, as applicable, including without limitation construction costs, which costs shall be subject to Lender’s review and approval and shall specifically exclude costs to be funded from general budget categories for overhead, supervision, general and administrative, and marketing expenses, and shall also not include any costs and expenses related to upgrades, options or decorator items.

“Home” shall mean each of the fifty-eight (58) single family, detached homes into which the subject Property has been divided, as set forth on the Final Map. Each Home shall be either a Spec or Presold Home to be constructed on the Property of any of the product types described in the Plans and Specifications for the applicable Project, including any furniture, furnishings, fixtures and equipment to be installed therein as shown on said Plans and Specifications.

“Home Construction Budget” shall mean the detailed line-item cost breakdown and budget for the Presold and Spec Homes approved by Lender, which budget shall be comprised of the Hard Costs and Soft Costs for the Homes to be constructed on each Finished Lot, and which budget shall be in conformity with the sources and uses of funds for the Presold and Spec Homes as approved by Lender in its reasonable discretion.

“Home Construction Draw Schedule” shall mean that certain schedule of draw percentages for Homes entered into the Borrowing Base attached hereto as Exhibit “G”.

“Home Advance Maturity Date(s)” shall mean the term in which a Home may remain in the Borrowing Base for the purposes of calculating the Borrowing Availability.

(a) With respect to Presold or Spec Homes, nine (9) Calendar Months after the initial entry of such Presold or Spec Home into the Borrowing Base; provided, however, said maturity date may be extended for an additional three (3) Calendar Months (but in no event to a date beyond the Extended Line Maturity Date (i.e., March 26, 2016)).

(b) With respect to Model Homes, thirty-six (36) Calendar Months after the initial entry of such Model Home into the Borrowing Base; provided, however, said maturity date may be extended for an additional six (6) Calendar Months (but in no event to a date beyond the Extended Line Maturity Date (i.e., March 26, 2016)).

8	Construction Loan Agreement

“Home Improvements” mean the improvements to be made with respect to each Home, including, but not limited to all construction and development of the infrastructure and all other housing improvements for each Home.

“Improvements” means the improvements to be made on the Land (or applicable portion thereof), which shall include all construction and development of the infrastructure and all other housing improvements made in preparation for the development and marketing of the Homes (or applicable portion thereof).

“Indebtedness” of any Person means, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (d) all obligations, other than intercompany items and accounts and trade payables arising in the ordinary course of business, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on an unconsolidated balance sheet of such Person; (e) all Indebtedness of others secured by any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (f) the principal portion of all obligations of such Person under: (i) Capital Leases; and (ii) any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product of such Person where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP; (g) the maximum amount of all performance and standby letters of credit issued or bankers’ acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed); and (h) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) but only to the extent that such transaction is effected with recourse to such Person or in a manner that would be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture for which such Person is legally obligated.

“Initial Line Maturity Date” shall mean thirty-six (36) Calendar Months after the date of this Agreement (i.e., September 26, 2015).

“Initial Line Term” shall mean that certain thirty-six (36) Calendar Months commencing on the Closing Date and ending on the Initial Line Maturity Date (i.e., September 26, 2015).

“Interest Rate” shall mean the rate of interest set forth in the Note.

“Land” or “Property” means that certain real property more particularly described on Exhibit “A” attached hereto.

“Lender” shall mean CALIFORNIA BANK & TRUST, a California banking corporation, its successors and assigns.

9	Construction Loan Agreement

“Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following: (i) any lease or other right to use; (ii) any assignment as security, conditional sale, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance (voluntary or involuntary), stop notice, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement or under any law, ordinance, regulation, or rule (federal, state, or local); and (iii) any option, right of first refusal, or other right to purchase.

“Line Term” shall mean the period commencing on the Closing Date and ending on the applicable Maturity Date.

“Liquidity” means, with respect to any Person, the amount of such Person’s unencumbered cash and unencumbered cash equivalents, including cash on hand, and marketable securities as determined in accordance with GAAP plus the unfunded and uncommitted portion of the capital commitments of Borrower.

“Loan” means the revolving line of credit from Lender to Borrower described in this Agreement.

“Loan Allocation” shall mean:

(a) With respect to each Lot for which A&D Improvements are to be constructed in the Project, the Maximum Allowed Advance for said Lot.

(b) With respect to each Home to be constructed in the Project, the Maximum Allowed Advance for said Home.

“Loan Balance” means an amount, at any point in time, equal to the sum of all outstanding Advances disbursed under the Loan, after giving effect to any borrowings and prepayments or repayments of Advances occurring prior thereto.

“Loan Closing Certificate” shall mean that certificate to be delivered as of the Closing Date, which certificate shall be in the form attached hereto as Exhibit “C”.

“Loan Documents” means this Agreement, the Note, the Deed of Trust, the Construction Assignments, the Environmental Indemnity and all of the other Security Documents, and all other guaranties, agreements, documents, or instruments signed by Borrower and evidencing, guarantying, securing or containing agreements with respect to any and all Advances made hereunder, as such agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

“Loan Payment Date” means the first day of each Calendar Month after the First Payment Date.

“Lot” means one (1), and “Lots” mean more than one (1), of the fifty-eight (58) residential building Lots, upon which fifty-eight (58) detached, single-family Homes are to be built, into which the subject Property is to be divided, as set forth in the Final Map. All of the Lots to be encumbered by the Deed of Trust and included in the Borrowing Base shall be Lots Under Development and/or Finished Lots.

“Lot Advance Maturity Date” shall mean, with respect to Lots Under Development and Finished Lots, twenty-four (24) Calendar Months after the initial entry of such Lots Under Development or Finished Lots into the Borrowing Base; provided, however, said maturity date may be extended for an additional six (6) Calendar Months (but in no event to a date beyond March 26, 2015).

10	Construction Loan Agreement

“Lots Under Development” means those certain Lots in the Project for which A&D Improvements are to be financed, constructed and completed hereunder to prepare said Lots for the construction of Homes thereon.

“Material Adverse Change” means any change in the assets, business, financial condition, operations, or results of operations of Borrower or the Project or any other event or condition that in the reasonable opinion of Lender (i) is reasonably likely to affect in a material adverse respect the likelihood of performance by Borrower of any of the obligations in the Loan Documents, (ii) is reasonably likely to affect in a material adverse respect the legality, validity, or binding nature of any of the obligations in the Loan Documents or any lien, security interest, or other encumbrance securing any of the obligations under the Loan Documents, (iii) could affect the priority of any lien or encumbrance securing any of the obligations in the Loan Documents, or (iv) is reasonably likely to affect, in a material adverse respect, Borrower’s compliance with the business plan presented to Lender in connection with the making of the Loan.

“Maturity Date” means (a) the Initial Line Maturity Date — i.e., September 26, 2015, which date may be extended an additional six (6) Calendar Months to the Extended Line Maturity Date (i.e., March 26, 2016), subject to the extension conditions set forth herein, or (b) such earlier date upon the acceleration of the repayment of the Loan as provided in the Loan Documents after the occurrence of the Event of Default.

“Maximum Allowed Advance” shall have the following meanings:

•

Lots Under Development and Finished Lots: The lesser of (i) forty-seven percent (47%) of Total Costs for acquiring the Property and constructing the A&D Improvements, or (ii) fifty-five percent (55%) of the Bulk Finished Lot Value for said Lots, subject to Lender’s reasonable approval; provided, however, that in no event shall the Maximum Allowed Advance for Lots Under Development and Finished Lots exceed (a) one hundred percent (100%) of the site development and/or finishing costs as defined in the A&D Budget, or (b) an amount greater than Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00).

•

Presold Homes and Spec Homes: The lesser of (i) sixty-five percent (65%) of Total Costs or (ii) sixty percent (60%) of the Base Appraisal for said Homes, as determined in Lender’s reasonable discretion.

•	Model Homes: The lesser of (i) seventy percent (70%) of Total Costs or (ii) seventy percent (70%) of the Base Appraisal for said Homes, as determined in Lender’s reasonable discretion.

“Minimum Sales Price” shall mean a gross sales price for a Home in an amount not less than a sum equal to the Release Price for such Home plus all other costs of the sale which are to be paid by Borrower.

“Model Home” shall mean a Home constructed and furnished initially for inspection by prospective purchasers, which Model Home will not be sold (excluding any Model Homes subject to a Sale and Leaseback Transaction approved by Lender as provided herein) until all of the other Homes of its respective plan type in the Project are sold, and which otherwise shall remain as collateral for the Loan until the Loan is paid in full or except as otherwise provided in this Agreement.

11	Construction Loan Agreement

“Net Sales Proceeds” means, for any sale of any Home, the gross sales price, less to the extent paid by or charged to Borrower: (a) customary tax prorations; (b) customary real estate brokerage commissions payable to any Person; (c) homeowner’s association assessments; (d) sales incentives for any Homes (provided, however, that all sales incentives shall be reasonably approved by Lender); and (e) reasonable and customary closing costs, including escrow fees, title insurance premiums, prorations, and recording costs as reflected on the settlement statement and reasonably approved by Lender.

“Net Worth” shall mean the gross book value of assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and like intangibles, and monies due from partners, officers, directors or shareholders), less Total Liabilities, including without limitation accrued and deferred income taxes and any reserves against assets, all as determined in accordance with GAAP. With respect to the calculation of Borrower’s Net Worth, there shall also be included therein the unfunded portion of the capital commitments of Borrower’s partners. As used herein, “Total Liabilities” shall mean the sum of current liabilities plus long-term liabilities.

“Non-Related Party” shall mean a person or entity that is not an Affiliate of Borrower, nor an officer of, or parent or subsidiary corporation of a shareholder of Borrower, or any person or entity otherwise controlled directly or indirectly by Borrower or Borrower’s shareholders, or a parent or subsidiary corporation or partnership of Borrower or its shareholders.

“Note” shall mean that certain promissory note of even date herewith executed by Borrower and payable to each Lender, together with any and all additional promissory notes executed after the date hereof in favor of other Persons that become a Lender in accordance with the terms hereof, in each case, evidencing Borrower’s indebtedness hereunder, as amended, modified, extended, renewed or supplemented from time to time, and in the aggregate principal face amount of the Loan.

“Obligations” means the obligations of Borrower under the Loan Documents.

“Official Records” shall mean the Official Records of the Orange County Recorder’s Office.

“Organizational Documents” shall mean all documents evidencing and/or relating to the formation of any Person (that is not a natural person) and the continued existence and good standing of said Person, and shall include any amendments thereto, and any certificates required to be filed by said Person with any Governmental Authority.

“Permitted Exceptions” means (i) all items shown in Schedule B of the Title Policy; (ii) Liens and Encumbrances granted to Lender to secure the Obligations; and (iii) other permitted exceptions pursuant to the Deed of Trust.

“Permitted Expenses” shall mean all expenses incurred by Borrower in connection with the acquisition, development, marketing and operation of the Project, and other normal business activities of Borrower related to the Project, which may include (without limitation) (i) payments to reduce the A&D Facility Sublimit and/or to pay any debt service payments required under the Note, and (ii) prior to the occurrence and during the continuance of any Event of Default, distributions to Borrower’s members as permitted under Borrower’s Organizational Documents.

12	Construction Loan Agreement

“Person” means a natural person, a partnership, a joint venture, an unincorporated association, a limited liability company, a corporation, a trust, any other legal entity, or any Governmental Authority.

“Plans and Specifications” means the plans and specifications for the construction of the A&D Improvements and/or the Homes, as applicable, that have been approved by Lender pursuant to this Agreement.

“Presold Home” shall mean a Home that is subject to the following requirements (collectively “Presold Home Requirements”):

(a) A duly executed Purchase Contract, escrow instructions or deposit receipt without contingencies (other than (i) the sale of an existing residency contingency and/or as otherwise permitted under subsection (b) below for any permitted financing contingencies, (ii) inspection contingencies and (iii) completion of construction of said Home);

(b) A prequalification letter or mortgage commitment from an institutional mortgage lender or licensed mortgage broker or such other information or verification as Lender may reasonably require concerning the ability of the prospective buyer to obtain financing or otherwise acquire the Home; and

(c) A cash earnest money deposit or down payment of at least $10,000.00 for each Home (or such lower amount with respect to any Home subject to affordable housing requirements as may be required by Governmental Authorities that are disclosed to Lender).

“Production Home” shall mean either a Presold Home or a Spec Home.

“Production Home Limitation” shall mean, subject to the Spec Home Limitation set forth herein, that the total number of Production Homes shall not exceed twenty-two (22) Production Homes in the Borrowing Base at any one time.

“Product Type” shall mean the type of Home to be constructed as part of the Project.

“Project” shall mean the Lots Under Development, Finished Lots and the Homes entered into the Borrowing Base at any given time which will constitute a portion of the “Willow Bend at University Park” master-planned community, and which may include, in the aggregate: (i) the fifty-eight (58) Homes to be constructed on the Finished Lots, and (ii) the fifty-eight (58) Finished Lots (on which Homes will be built) to be included in the Borrowing Base as of the Closing Date.

“Project Revenues” means all lease or rent payments, profits, proceeds, revenues and receipts received by Borrower or on its behalf in connection with or arising out of the Project.

“Property” or “Land” means that certain real property more particularly described on Exhibit “A” attached hereto, and all other real property for each and every real property and all improvements located or to be constructed thereon located in the County for the Project to be financed hereunder. For purposes of this Agreement, all such properties shall be referred to individually and collectively in the singular.

13	Construction Loan Agreement

“Protective Advances” shall mean all sums reasonably expended by Lender: (a) to protect the priority, validity and enforceability of the lien of the Deed of Trust and any and all other Loan Documents encumbering any of the Collateral; (b) to protect the value or the security of any of the Collateral; and (c) if the Project is acquired by Lender or some other entity on behalf of Lender, amounts expended to complete or operate the Improvements or the Project.

“Purchase Contract” means, for the sale of any Home or Homes, a bona fide, arm’s-length written agreement entered into between Borrower and a Non-Related Party (provided that an Affiliate of Borrower or any other party related to Borrower may be a purchaser pursuant to a bona fide, arm’s length sales transaction as described herein) for the sale in the ordinary course of Borrower’s business of any Home for a sales price at least equal to the Maximum Allowed Advance. The sales agreement shall be conforming to any and all rules or regulations promulgated by any federal, state or local governmental entity with jurisdiction over the Project.

“Qualified Appraiser” shall mean an independent third party appraiser with at least five (5) years of experience in appraising residential projects similar to the Project and that is otherwise reasonably acceptable to Lender.

“Release Price” means, for all Lots and Homes to be sold and released hereunder, the greater of: (a) the Maximum Allowed Advance for said Home or (b) one hundred percent (100%) of the Net Sales Proceeds.

“Required Principal Payment” means the Release Price paid to and applied by Lender to the outstanding Loan Balance.

“Requirements” means any and all obligations, other terms and conditions, requirements, and restrictions in effect now or in the future by which Borrower or any or all of the Project is bound or which are otherwise applicable to any or all of the Project, construction of any improvements thereon, or occupancy, ownership, or use of the Project (including, without limitation, such obligations, other terms and conditions, restrictions, and requirements imposed by: (i) any law, ordinance, regulation, or rule (federal, state, or local); (ii) any Approvals and Permits; (iii) any Permitted Exceptions; (iv) any condition, covenant, restriction, easement, right of way, or reservation applicable to the Land; (v) insurance policies; (vi) any other agreement, document, or instrument to which Borrower is a party or by which Borrower or any or all of the Project or the business or operations of Borrower is bound; or (vii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is party or by which Borrower or any of the Project is bound).

“Reserved Allocation” shall mean, for each Home included in the Borrowing Base, the difference at any time and from time to time between (i) the Loan Allocation for said Home less (ii) the principal amount with respect to such Home previously included in any Advance(s) for such Home.

“Sale and Leaseback Transaction” means, as approved by Lender in its reasonable discretion, any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to Borrower of any Model Home which has been or is to be sold or transferred by Borrower to such Person if, after giving effect to such arrangement, Borrower operates or otherwise utilizes such Model Home(s) for the purposes provided herein.

14	Construction Loan Agreement

“Sales Performance Commencement Date” shall mean the date that is the earlier of (a) the first closing of the sale of a Home in, and release of such Home from, the Construction Loan; or (b) the date that is nine (9) Calendar Months after the Closing Date (resulting in the first test period at twelve (12) months after the Closing Date).

“Security Documents” means the Deed of Trust, the Account Pledge Agreement (if reasonably required), the Construction Assignments, the Financing Statement, and such other assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents.

“Soft Costs” means the fees and costs that are not directly related to the onsite construction of the A&D Improvements or Homes for said Project, as applicable, which fees and costs shall include any Loan fees, plus any other costs, fees or expenses approved by Lender, including without limitation interest, inspection fees, escrow and title fees, processing and closing fees, wiring fees, legal fees, appraisals and all closing costs, insurance costs, and costs of direct project supervision, and also including without duplication costs to be funded from general budget categories for overhead, supervision, general and administrative, and marketing expenses, provided that the foregoing in the aggregate shall not exceed the amount of the Soft Costs set forth in the A&D Budget or Home Construction Budget, as applicable.

“Spec Home” means any Home in the Project for which a Purchase Contract does not exist.

“Spec Home Limitation” shall mean that the total number of Spec Homes shall not exceed the lesser of (a) twelve (12) Spec Homes in the Borrowing Base at any one time, (b) four (4) months appraised absorption based on the then-current Appraisal for the Project, or (c) four (4) months average actual absorption.

“Taking” means the taking of any or all of the Project, any interest therein, or any right thereto for public or quasi public use by the power of eminent domain, by condemnation (including, without limitation inverse condemnation), or any event in lieu thereof and any damage to the Project as the result of any taking of any other part of the Project or any property in the vicinity of the Project.

“Title Company” means FIDELITY NATIONAL TITLE COMPANY.

“Title Policy” shall mean that certain title insurance policy in the form described in Section 4.1.10 below.

“Total Costs” shall mean:

(a) For all Land to be acquired, the sum of all acquisition and other land costs;

(b) For all A&D Improvements to be financed hereunder, the sum of the land costs and the total Hard Costs and Soft Costs for the A&D Improvements pursuant to the applicable A&D Budgets; and

(c) For all Homes to be financed hereunder, the sum of the Hard Costs and Soft Costs for the Homes pursuant to the applicable Home Construction Budgets.

15	Construction Loan Agreement

“Unmatured Event of Default” means any condition or event that with notice, passage of time, or both would, if not cured within the time periods (if any) permitted pursuant to the Loan Documents, be an Event of Default.

1.2 General Provisions.

1.2.1 Singular and Plural Terms. Any defined term used in the plural in any Loan Document shall refer to all members of the relevant class and any defined term used in the singular shall refer to any number of the members of the relevant class.

1.2.2 Accounting Principles. Any accounting term used and not specifically defined in any Loan Document shall be construed, and all financial data required to be submitted under any Loan Document shall be prepared, in conformity with GAAP applied on a consistent basis.

1.2.3 Exhibits Incorporated. All exhibits to this Agreement, as now existing and as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

1.2.4 References. Any reference to any Loan Document or other document shall include such document both as originally executed and as it may from time to time be supplemented, modified or amended. References herein to Articles, Sections and Exhibits shall be construed as references to this Agreement unless a different document is named. References to subparagraphs shall be construed as references to the same section in which the reference appears unless a different section is named.

1.2.5 Other Terms. The term “document” is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms “including” and “include” mean “including (include) without limitation.” The term “or” is not exclusive. The requirement that any party “deliver” any item to another party shall be construed to require that the first party “deliver or cause to be delivered” such item to the second party. The term “any,” as a modifier to any noun, shall be construed to mean “any or all” preceding the same noun in the plural. The term “agreement” includes both written and oral agreements. The terms “law” and “laws,” unless otherwise modified, mean, collectively, all federal, state and local laws, rules, regulations, codes and administrative and judicial precedents. The terms “herein,” “hereunder” and other similar compounds of the word “here” refer to the entire document in which the term appears and not to any particular provision or section of the document. The use of the pronoun “its” shall be deemed to also refer to “his,” “hers,” “its,” or “theirs.” This Section 1.2.5 shall apply to all of the Loan Documents and the Environmental Indemnity.

1.2.6 Headings. Section and section headings are included in the Loan Documents for convenience of reference only and are not part of the Loan Documents for any other purpose.

1.2.7 Other Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, this Agreement shall prevail.

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1.2.8 Intention. The provisions of this Article 1 shall not apply in any instance where a different meaning, construction or reference is clearly intended.

2. BORROWING BASE.

2.1 Loan Facility.

2.1.1 Loan Commitment.

(a) Amount of Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances from time to time until the applicable Maturity Date up to the maximum amount of the Borrowing Availability, provided that the aggregate amount of all Loan Allocations for all Lots and Homes to be included in the Borrowing Base at any time and from time to time, shall not exceed the lesser of (i) the Commitment Amount, or (ii) the Borrowing Availability at such time.

(b) Use of Loan Proceeds. Proceeds of Advances may be used only for the purpose of paying and/or reimbursing Permitted Expenses.

(c) Revolving Line of Credit; Non-Revolving Nature of A&D Facility. This Loan shall constitute a revolving line of credit during the Line Term; provided, however, that the A&D Facility shall be a non-revolving portion of the Loan, and any Advances of the A&D Facility Sublimit of Fourteen Million Five Hundred Thousand Dollars ($14,500,000.00) to be made by Lender to Borrower from and after the Closing Date may not be re-paid and re-borrowed as part of the A&D Facility.

(i) Notwithstanding the foregoing, Advances under the A&D Facility that are re-paid by Borrower shall reduce the outstanding A&D Facility Sublimit amount and correspondingly shall increase that Borrowing Availability under the Loan not included within the A&D Facility.

(ii) Prior to the applicable Maturity Date, all Advances drawn under this Loan that are not included in the A&D Facility Sublimit may be repaid and drawn again; provided, however, that the Borrowing Base shall not be deemed to have been paid in full merely because it has a zero balance if any portion of the Borrowing Availability remains undisbursed, unless Borrower relinquishes in writing its right to obtain disbursements thereof and, unless Borrower so relinquishes the Commitment; in the event the Commitment is not relinquished and the Borrowing Base has a zero balance, then Lender shall suspend collecting the Release Price from the sale of each Home, which Release Price shall be retained by Borrower unless and until Borrower draws Advances under the Borrowing Base as provided herein, from and after such time Lender shall resume collecting the Release Price payable in connection with the sale of each Home.

(iii) Advances drawn under this Loan may be applied by Borrower for the payment of Permitted Expenses, including without limitation sums required to pay down the A&D Facility Sublimit and/or to pay any debt service payments required under the Note.

17	Construction Loan Agreement

(d) Suspension or Termination of Commitment. Upon the occurrence of an Unmatured Event of Default or an Event of Default and so long as such Unmatured Event of Default or Event of Default continues, Lender, in its absolute and sole discretion, and without notice, may suspend the commitment to make Advances. In addition, upon the occurrence of an Event of Default, Lender, in its absolute and sole discretion, and without notice, may terminate the commitment to make Advances. The obligation of Borrower to repay Advances shall be evidenced by the Note.

(e) Evidence of Loan Advances. Amounts outstanding under the Loan shall be evidenced by the Note and shall be secured by the Deed of Trust, and all Loan Advances shall be charged and funded under the Note. In the event of any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.

2.1.2 Loan Closing. Subject to the terms and conditions of this Agreement, Lender agrees to close this Loan upon Borrower’s satisfaction of the requirements set forth in this Section 2.1.2 and Section 4.1 below (collectively “Closing Conditions”):

(a) Map(s). Lender’s receipt, review and approval of the Final Map approved for the Property and Project, which Final Map shall be recorded no later than the Closing Date; provided, however, that notwithstanding any provision of this Agreement to the contrary, Lender may agree to close the Loan prior to the recordation of the Final Map, but Lender shall have no obligation to disburse any Loan funds for the payment or reimbursement to Borrower of any Project costs allocated for the construction of the Home Improvements (expressly excluding Project costs allocated for the construction of the A&D Improvements) unless and until the Final Map for the Project is recorded with the County Recorder’s Office.

(b) Project Information.

(i) Borrower shall have submitted for Lender’s review and approval in its sole and absolute discretion:

(A) Borrower shall have submitted to Lender, and Lender shall have reviewed and approved, Plans and Specifications for the Project, which Plans and Specifications shall (i) be prepared by Architect and/or Engineer, and (ii) be otherwise satisfactory to Lender;

(B) Copies of the Architect’s Agreement, Construction Contract, Engineering Contract, and all other agreements, entitlements, CC&Rs, preliminary title report, permits, licenses and approvals concerning said Project submitted for approval;

(C) Copies of all approvals and permits for the Project;

(D) The final approved Budget(s) for the Project itemizing the Hard Costs and Soft Costs, including direct and indirect costs, certified to be correct to the best knowledge and belief of Borrower for each type of Improvement to be constructed as part of the Project. Said Budget shall be subject to formal review and approval by Lender at Lender’s sole discretion, and if Lender reasonably determines that the Loan funds allocated for Hard Costs are inadequate to pay for all Hard Costs, then Lender may reasonably require Borrower to deposit cash into an account pledged as additional collateral for the Loan the amount of the shortfall. In no event shall the costs of the Project as set forth in any Budget violate the applicable Maximum Allowed Advance(s);

18	Construction Loan Agreement

(E) If reasonably required by Lender, at Borrower’s sole cost and expense, Lender shall have obtained a report in form and content acceptable to Lender in its reasonable discretion from an independent cost engineer validating the cost adequacy of the applicable Project;

(F) Copies of any CC&Rs and related documents pertaining to the Property and the Project;

(G) Evidence that all taxes and assessments levied against or affecting the Property have been paid current, together with a tax service contract for the Project in form and content acceptable to Lender in its sole discretion;

(H) Evidence reasonably satisfactory to Lender that Borrower has equity in the Project in an amount sufficient to satisfy the applicable Maximum Allowed Advances for all of the Collateral used in calculating the Borrowing Availability at any given time for the Project;

(I) Borrower shall show evidence of a minimum initial land equity contribution and/or prepaid Project costs as shown on the A&D Budget of not less than Sixteen Million Three Hundred Eighty-Five Thousand Four Hundred Thirty-One Dollars ($16,385,431.00); and

(J) Evidence reasonably satisfactory to Lender that all of the Lots in the Project shall be Lots Under Development, or upon completion of the A&D Improvements, Finished Lots.

(ii) Borrower’s delivery to Lender of a complete, fully executed Loan Closing Certificate.

2.1.3 Interest Payments. Interest on the unpaid outstanding principal amount of the Loan shall accrue at the Interest Rate(s) specified in the Note.

(a) Payment. Interest at the Interest Rate shall accrue on the outstanding and unpaid balance, if any, of the Advances made hereunder, commencing on the date of each Advance under the Loan, until repaid. Interest accruing under the Note shall be due and payable on each Loan Payment Date, commencing on the First Payment Date, until repayment in full, together with all other sums owed to Lender pursuant to any Loan Document.

(b) Rate After Default. Upon and after the occurrence of an Event of Default hereunder or under any of the Loan Documents, and continuing until such Event of Default is cured, at the option of Lender, the outstanding principal balance of the Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement or otherwise to limit any of Lender’s remedies under this Agreement or any of the other Loan Documents.

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(c) Computation of Interest. Interest shall be calculated on a 360-day year for all Advances, but, in any case, shall be computed for the actual number of days in the period for which interest is charged, which period shall consist of 365 days on an annual basis. If any payment of interest under the Note would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment.

(d) No Deductions. All payments of principal or interest under the Note shall be made without deduction of any present and future taxes, levies, deductions, charges or withholding, which amounts shall be paid by Borrower. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required by the Note.

(e) Order of Application. Any payments received by Lender will be applied as set forth herein and in the Note.

(f) Reserved.

(g) Payments. All amounts payable by Borrower on or with respect to the Loan, or pursuant to the terms of any other Loan Documents, shall be paid in lawful money of the United States of America to Lender at Central Note Department, P.O. Box 518, Lawndale, California 90260-0518, in same day funds, not later than 1:00 p.m. (California time) on the date due.

2.1.4 Principal Payments.

(a) Bulk Sale of Lots. Borrower shall cause to be delivered through any sale escrow to Lender, and shall pledge as additional collateral for the Loan, any deposits (collectively “Sale Deposits”) to be received by Borrower in connection with Borrower’s bulk sale of any Lots (each, a “Bulk Lot Sale”) pursuant to a Purchase Contract for the bulk sale of said Lots. All Sale Deposits shall be deposited and held in the Borrower’s Funds Account and shall be applied by Lender for the payment of the Obligations as provided in this Agreement. In the event that any Bulk Lot Sale is terminated and any Sale Deposit previously paid to Lender is to be returned to a Non-Related Party pursuant to the terms of a Purchase Contract, then Borrower may include in its Draw Request funds to pay all or a portion of said Sale Deposit to said Non-Related Party, provided there is no Event of Default and sufficient Loan funds are available under the Borrowing Availability.

(b) Sale and Release of Lots and Homes. Immediately upon the sale and closing of Lots and Homes, Borrower shall pay to Lender any and all Release Prices payable under Section 3.2 below, which Release Price shall be applied to repay sums due and owing under the Note.

(c) Voluntary Loan Prepayment. Borrower shall have the right to prepay the Loan, in whole or in part, at any time, without premium or penalty, provided that Borrower must pay, together with any such prepayment, all accrued but unpaid interest upon the principal so prepaid. Prior to the Maturity Date, no prepayment of the Loan shall reduce the Commitment Amount, unless Borrower relinquishes in writing its right to obtain an Advance of all or any of the amount so prepaid.

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(d) Payments of Principal and Interest to Balance the Loan. Principal and interest shall be payable in accordance with the terms of the Note; provided, however, that in addition to payments required pursuant to the terms of the Note, if for any reason at any time the outstanding principal amount of Advances under the Loan exceeds the Borrowing Availability, Borrower shall make a payment to Lender in an amount equal to such excess principal amount within the earlier of (i) three (3) Business Days after notice from Lender, (ii) five (5) Business Days after delivery of a Borrowing Base Certificate and/or other financial reports of Borrower reflecting that such a payment is due, and (iii) five (5) Business Days after Lender notifies Borrower (which notice may be oral, to be followed promptly by written notice setting forth the Lender’s calculations) of Lender’s determination of the Borrowing Availability pursuant to Section 2.2. Any funds paid hereunder shall be applied by Lender to the outstanding principal balance of the Loan.

(e) Required Principal Payments. Borrower shall make each Required Principal Payment in connection with each sale of a Home and Lot.

2.1.5 Loan Term. All sums due and owing under the Loan shall be paid in full on the Maturity Date.

2.1.6 Terms of A&D Facility and Home Advances.

(a) Lots entered into the Borrowing Base under the A&D Facility shall be removed from the Borrowing Base on the applicable Lot Advance Maturity Date; in order to extend the term of any Lot Advance Maturity Date for an additional six (6) Calendar Months with regard to any remaining Finished Lots, as provided herein, Borrower shall have satisfied subsections (a), (b), (e), (f), (g) and (h) of the Extension Conditions.

(b) Homes entered into the Borrowing Base shall be removed from the Borrowing Base on the applicable Home Advance Maturity Date; in order to extend the term of any Home Advance Maturity Date for an additional three (3) Calendar Months with regard to Spec and Presold Homes, or an additional six (6) Calendar Months with regard to Model Homes, as provided herein, Borrower shall have satisfied subsections (a), (b), (e), (f), (g) and (h) of the Extension Conditions. Any Home or Lot removed from the Borrowing Base shall not be available for use in calculating the Borrowing Base Availability, even if said Lot or Home is still encumbered by the Deed of Trust from and after the removal of said Lot or Home from the Borrowing Base.

2.2 Borrowing Availability Under the Borrowing Base. Subject to the provisions of this Section 2.2, the Borrowing Availability under the Borrowing Base shall be reasonably determined by Lender based on each Borrowing Base Certificate delivered pursuant to Section 6.4.4.

2.2.1 General Determination. The Borrowing Availability shall be determined by Lender based upon:

(a) Each Borrowing Base Certificate most recently submitted by Borrower from time to time (adjusted as reasonably determined by Lender from time to time to reflect portions of the Project sold, property released from the Deed of Trust, and other adjustments and limitations pursuant to this Agreement);

(b) Lender’s inspections made pursuant to Sections 2.3.4 and 6.10 (as such inspections may result in any adjustment to reflect any variance between (A) the Borrowing Base Certificate and (B) the result of such inspections or other information available to Lender); and

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(c) Such other information as Lender may reasonably require in order to verify such amounts.

(d) Each Borrowing Base Certificate shall accurately reflect the valuation of the Property included in the Borrowing Base as of the last day of the Calendar Month immediately preceding the Calendar Month in which such certificate is due and shall accurately calculate the Borrowing Availability as of the date of said certificate. Without limiting the foregoing, each Borrowing Base Certificate shall exclude the Loan Allocations for any and all Lots and Homes that have been released from the Deed of Trust, and each Borrowing Base Certificate shall reflect any reductions in the Loan Balance.

2.2.2 Right to Exclude/Adjust. Lender, in its reasonable discretion, may exclude Lots or Homes from the Borrowing Base, adjust the Base Appraisal of such Lots or Homes, and/or adjust the applicable classification of property included in the Borrowing Base if:

(a) Such Lots or Homes are subject to unrepaired material damage or destruction;

(b) Lender reasonably determines that any Production Homes are to be removed from the Borrowing Base as provided herein in order to comply with the Production Home Limitation requirements.;

(c) Lender reasonably determines, based on the information provided by Borrower pursuant to Section 6.4, that reclassification of property included in the Borrowing Base is appropriate due to delays in development, changes in the Plans and Specifications, loss or change of zoning or other Approvals and Permits, Borrower’s failure to satisfy applicable conditions for inclusion in the designated classification, or the occurrence of a Material Adverse Change;

(d) Lender reasonably determines that Spec Homes are to be removed from the Borrowing Base as provided herein in order to comply with the Spec Home Limitation requirements.

(e) The exclusion of Lots and/or Homes from the Borrowing Base shall not require Lender to release such property from the Deed of Trust, and Lender shall be obligated to release Collateral only pursuant to the provisions of Section 3.2. Lender shall notify Borrower of any exclusion or adjustment in the Borrowing Base in writing with the Lender’s calculations.

2.2.3 Specific Limitations. Lender has no commitment to Advance Loan funds that would violate:

(a) The Maximum Allowed Advances applicable to each of the Homes to be financed hereunder;

(b) Advances for Lots under the A&D Facility in excess of the A&D Facility Sublimit;

(c) The Spec Home Limitation;

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(d) The Production Home Limitation; and/or

(e) The Borrowing Availability.

2.2.4 Intentionally Omitted.

2.2.5 Failure to Deliver Borrowing Base Certificate. If Borrower fails to deliver a Borrowing Base Certificate as and when required, then in addition to Lender’s other rights and remedies, Lender may reasonably determine the amount of the Borrowing Base based upon information available to Lender and such determination by Lender shall be final and conclusive, absent manifest error, unless and until Lender shall receive a new Borrowing Base Certificate determining the correct amount of the Borrowing Base.

2.3. Loan Advances; Project Monitoring.

2.3.1 Method for Advances. Advances in a sum not in excess at any time of the Borrowing Availability shall be made by Lender to the Central Account for the payment or reimbursement of Permitted Expenses at the written request within ten (10) Business Days following Lender’s receipt of a completed Draw Request from Borrower (which may be delivered by telecopy or facsimile) by the Person or Persons designated from time to time on Lender’s form of Authorization Form; provided, however, that Lender shall have acknowledged receipt of any changes in the Person or Persons designated by Borrower, and such Person or Persons shall have executed a new Authorization Form. Such Person or Persons are hereby authorized by Borrower to request Advances and to direct the transfer of the proceeds of Advances to the Central Account until written notice of the revocation of such authority is received from Borrower by Lender and Borrower has had a reasonable time to act upon such notice. Lender shall have no duty to monitor for Borrower or any other Person or to report to Borrower or such other Person the use of proceeds of Advances.

2.3.2 Use of Advances. All Advances shall be used to pay or reimburse the Permitted Expenses incurred by Borrower in connection with the acquisition, development, marketing and operation of the Project and the other normal business activities of Borrower.

2.3.3 Draw Requests. Concurrently with a Draw Request for any Advance of Loan proceeds (other than Advances that, pursuant to this Agreement, may be made without a Draw Request), Borrower shall furnish to Lender a Draw Request together with an updated Borrowing Base Certificate and such other forms and schedules of values as may from time to time be approved or reasonably required by Lender, duly signed and sworn to by Borrower, with all blanks appropriately filled in. Borrower shall be entitled to submit no more than two (2) Draw Requests for each Calendar Month.

2.3.4 Right of Inspection. Throughout the course of construction of any Improvements under the Project on at least a monthly basis during the Line Term, Lender shall have the right to employ, at Borrower’s sole cost and expense as reasonably incurred by Lender, an inspector or inspectors and a construction consulting firm who shall review as Lender for Lender all construction activities reasonably undertaken in regard to the Project. If reasonably required by Lender in its reasonable discretion, a certificate or indication from such inspector or inspectors that construction substantially complies with the Plans

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and Specifications shall be a further condition precedent to Lender’s approval of any Lots or Homes for inclusion within the calculation of the Borrowing Availability. Lender will allow a maximum of five percent (5%) variance between the inspection report and actual Loan funds being requested by Borrower.

2.3.5 Limitations on Borrower’s Rights to Advances. Borrower shall be entitled to disbursements of Loan proceeds only in accordance with the terms and conditions of this Agreement (unless waived or modified by Lender); and, in addition, Borrower certifies in connection with any Advances requested hereunder that Loan:

(a) The representations and warranties of Borrower contained in all of the Loan Documents shall be correct in all material respects on and as of the date of the disbursement as though made on and as of that date, and no Event of Default shall have occurred and be continuing as of the date of the disbursement;

(b) The requested Loan proceeds shall be applied by Borrower only to defray costs actually incurred by Borrower in connection with the payment or reimbursement of Permitted Expenses; and

(c) Notwithstanding any limitations on Advances set forth in this Agreement or otherwise, Borrower shall pay all costs and expenses arising in connection with the Project.

2.3.6 Excess Loan Balance Repayment. In the event the Borrowing Availability has a negative balance, there shall be due and payable from Borrower to Lender, and Borrower shall repay to Lender an amount equal to said negative balance within the earlier of (a) three (3) Business Days after notice from Lender, or (b) five (5) Business Days after delivery of a Borrowing Base Certificate and/or other financial reports of Borrower reflecting that such a payment is due.

2.3.7 Appraisals and Evaluations. Lender shall have the right to order Appraisals, appraisal reviews and/or evaluations of the Land and/or Improvements for the Project included in the Borrowing Base, from a Qualified Appraiser, which Appraisal(s) shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to Lender in all respects, if (i) Lender reasonably believes that a Material Adverse Change has occurred with respect to the Project or any portion thereof, (ii) Borrower requests in writing that Lender order an appraisal of the Project, (iii) Lender is required to reappraise the Project in connection with regulatory requirements, or (iv) otherwise required by law. Borrower agrees to pay the cost and expense for all appraisals, appraisal reviews and/or evaluations thereof ordered by Lender pursuant to this Section. Until the Loan is paid and performed in full, if for any reason a reappraisal of the Property shall indicate that the Borrowing Availability has a negative balance, Borrower shall, upon demand by Lender, immediately prepay a part of the unpaid principal of the Loan sufficient to comply with the provisions of Section 2.3.6 above.

2.3.8 Borrower’s Accounts. Borrower shall establish and shall maintain the Borrower’s Funds Account if and when required for the purposes set forth herein:

(a) Establishment of the Borrower’s Funds Account. The Borrower’s Funds Account, if established for the purposes set forth herein, and all funds deposited and held therein shall be pledged as security for the Loan as provided herein. Only Lender shall have the authority to sign documents and checks in connection with the transfer of funds into and out of the Borrower’s Funds Account.

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(b) Use of Borrower’s Funds Account and Central Account. Borrower shall pay or be reimbursed only Permitted Expenses with the funds deposited into the Central Account. Advances shall be made directly to the Central Account. Borrower shall deposit or cause to be deposited into the Borrower’s Funds Account any and all funds to be provided by Borrower to Lender during the Line Term, to the extent such funds are not paid directly to Lender pursuant to this Agreement. Following the occurrence and during the continuation of an Event of Default, funds deposited and held in the Borrower’s Funds Account shall be applied by Lender to the payment of the Obligations as provided herein. In the event at any time during the Line Term the outstanding principal Loan Balance has been paid in full, and excess funds remain in the Borrower’s Funds Account, such excess funds shall be used by Lender to make any Advances hereunder. Notwithstanding the existence of any funds in the Borrower’s Funds Account or the availability or the non-availability of Loan funds under the Commitment, Borrower shall remain obligated to satisfy all Obligations.

(c) Central Account Provisions. Borrower shall establish and maintain the Central Account for Project-related purposes as described herein and for Borrower’s other general business purposes. Although Lender shall have no security interest in the Central Account or the funds deposited therein, Borrower warrants and represents that during the Line Term, all Loan funds deposited into the Central Account shall be applied only for the payment or reimbursement of Permitted Expenses for the Project or for other Project-related purposes as approved by Lender.

2.3.9 Project Cost Savings and Excess Costs. Each Draw Request submitted by Borrower shall be deemed a certification by Borrower of the following matters:

(a) Excess Project Costs. In the event the actual cost (“Actual Line Item Cost”) of any matter covered by any given line item in any Budget exceeds the amount allocated to such line item in said Budget (“Approved Line Item Cost”), Borrower either has (a) paid or incurred the amount of the Actual Line Item Cost in excess of the Approved Line Item Cost (“Excess Cost”), or (b) the financial ability to pay such Excess Costs with its own funds, including without limitation the transfer of a portion of any Contingency line item amount provided for in the Budget and/or any “Cost Savings” (as defined in Section 2.3.9(c) below) to such line item in an amount equal to such Excess Cost.

(b) Offsite Materials. In connection with any Project materials that are stored or housed at a location other than the Property for the applicable Project (“Offsite Materials”):

(i) Borrower has paid for the Offsite Materials or will cause payment to be made promptly upon receipt of the next Advance;

(ii) if the Offsite Materials are stored at the facilities of the supplier of the Offsite Materials (“Offsite Supplier”), the Offsite Materials have been segregated from other materials in the Offsite Supplier’s storage facility and have been marked with the name of Borrower. If reasonably requested by Lender, Borrower shall provide Lender with a written statement from the Offsite Supplier, which statement shall include the Offsite Supplier’s acknowledgment of (i) the right of Lender to enter the Offsite Supplier’s storage

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facility at reasonable times for the purpose of inspecting or removing the Offsite Materials and (ii) Lender’s security interest in the Offsite Materials. If the Offsite Materials are stored in a place other than the facilities of the Offsite Supplier, if reasonably requested by Lender, Borrower shall provide Lender with a written statement from the bailee or other custodian acknowledging (i) the right of Lender to enter the site where the Offsite Materials are stored at reasonable times for the purpose of inspecting or removing the Offsite Materials and (ii) Lender’s security interest in the Offsite Materials;

(iii) Borrower has obtained certificates of insurance showing the Offsite Materials to be insured as required by the Agreement and showing Lender as loss payee; and

(iv) Borrower has paid all personal property taxes applicable to the Offsite Materials. Lender shall have the right to inspect and approve the Offsite Materials.

(c) Cost Savings. For purposes of subsection (a) above, “Cost Savings” shall mean any remaining undisbursed amounts shown in any Budget as allocated to any line item, or any funds allocated to said line item that exceed the amount of the subcontract for said line item either (a) upon completion of and disbursement for all matters covered by said line item in such Budget, or (b) upon the execution by Borrower and an approved subcontractor of a subcontract for the performance of work or furnishing of materials for said line item in an amount that is less than the Approved Line Item Cost for said item.

2.3.10 Net Construction Funds. In the event that, for any Home constructed under this Borrowing Base, there is a deficiency in the “Net Construction Funds” available pursuant to the applicable Home Construction Budget (said shortfall shall be referred to as the “Net Construction Fund Deficiency”), Borrower shall, upon ten (10) Business Days’ written notice from Lender, at Lender’s sole option and discretion, either (i) deposit with Lender the amount that Lender, in its sole opinion, deems necessary to cure or correct said Net Construction Fund Deficiency for said Home, as applicable (which amount may be obtained from any excess Net Construction Funds available under an applicable Home Construction Budget), or (ii) furnish Lender with paid invoices, bills and receipts indicating that Borrower has paid, from Borrower’s own funds, the amount that Lender, in its sole opinion, deems necessary to cure or correct said Net Construction Fund Deficiency for said Home, as applicable. Borrower shall not be permitted, and Lender shall not be required, to apply any Net Construction Fund surplus to offset any Net Construction Fund Deficiency. All amounts deposited by Borrower pursuant to this Section 2.3.10 shall be held in the Borrower’s Funds Account and shall be disbursed in accordance with the terms of this Agreement for the payment of Hard Costs and Soft Costs pursuant to the applicable Home Construction Budget prior to any further disbursements for said Home, as applicable, in question.

2.4 Fees. As additional consideration for the Commitment, Borrower agrees to pay to Lender the following fees, which shall be earned by Lender on the date due under the Loan Documents and shall be non-refundable to Borrower:

2.4.1 A&D Facility Sublimit and Commitment Fees. As of the Closing Date, Borrower shall pay to Lender the A&D Facility Fee, and on the Closing Date and the twelve-month anniversary of such date thereafter, Borrower shall pay to Lender the Commitment Fee. Said fees shall be deemed earned and non-refundable, regardless of whether the indebtedness is paid prior to the Maturity Date.

2.4.2 Extension Fees. As a condition to the extension of the Maturity Date for an additional six (6) Calendar Months, Borrower shall pay to Lender the applicable Extension Fee. Said fee shall be deemed earned and non-refundable when paid regardless of when the Loan is terminated.

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2.4.3 Reserved.

2.4.4 Other Fees. Costs, expenses, and reasonable fees for Lender’s counsel as provided in the Loan Documents, payable on or before the date hereof, together with all title insurance premiums, appraisal costs, documentation fees, environmental study costs and other costs and expenses reasonably incurred by Lender pursuant to the Loan Documents.

2.5 Mechanics Lien Coverage for Each Advance. Borrower represents and warrants to Lender that Borrower shall provide to the Title Company with all necessary information, including without limitation any indemnification or other agreements in form satisfactory to the Title Company, so that Lender receives the Title Policy which shall include a closing mechanic’s lien endorsement (or substantially equivalent form of endorsement) showing the amount of insurance provided by said policy to be not less than the full amount of the Loan proceeds disbursed as of the Closing Date, which amount will be stated in the endorsement and expressly providing coverage against unrecorded construction or mechanics’ liens arising from labor, services and materials provided prior to the Closing Date. In addition, and not by way of limitation, prior to any Advances hereunder, Borrower shall be required to satisfy, as part of the conditions to Lender’s approval of any request for a Loan Advance submitted by Borrower, any and all requirements of the Title Company for the issuance by the Title Company of any on-going/continuing mechanic’s lien endorsement acceptable to Lender to be attached to the Title Insurance Policy. Notwithstanding any other provision herein to the contrary, Borrower at all times shall be responsible to provide the Title Company with any and all information required in order for the Title Company to issue the required mechanic’s lien coverage under the Title Insurance Policy, including without limitation any sworn statements by any contractor(s) and/or subcontractor(s), unconditional lien waivers, owner’s affidavit, indemnification, and other information deemed necessary by the Title Company to determine that all potential lien claimants have been paid, will be paid from the Loan funds being advanced, or that the Loan funds and/or Borrower’s funds are otherwise available to pay any potential lien claimants. Lender shall provide such reasonable cooperation as Lender deems reasonably appropriate in order to assist Borrower with satisfying the Title Company’s requirements in connection with the issuance of any construction lien endorsement(s).

3.	THE COLLATERAL; RELEASE PROVISIONS.

3.1 Security. Payment of the Note, all indebtedness and liabilities of Borrower to Lender, and performance of all Obligations, due or to become due, under this Agreement and the other Loan Documents, shall be secured by the following (collectively “Security Documents”):

(a) Deed of Trust;

(b) Account Pledge Agreement (if required);

(c) Construction Assignments;

(d) Financing Statement; and

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(e) Such other assignments and security interests as may be required or granted pursuant to the terms of the Loan Documents, including, without limitation, assignments of construction contracts, assignments of plans and specifications, assignments of permits, licenses and approvals, assignments of declarant’s rights under covenants, conditions and restrictions, assignments of purchase and sale agreements, and any assignments concerning any environmental indemnities in favor of Borrower.

3.2 Releases of Collateral. In addition to releases in connection with boundary line adjustments and the granting of easements and licenses as more particularly described in Section 6.3.3(c), Lender agrees to release portions of the Project from the lien of the Deed of Trust upon the satisfaction of the following conditions prior to the release:

3.2.1 General Requirements for Releases. In connection with any release:

(a) Unless otherwise approved by Lender in its absolute and sole discretion, at the time of such release no Event of Default shall have occurred and be continuing.

(b) Such release shall be in connection with a sale of a Lot or Home in the Project (or in the case of a Dedication, a transfer or donation of a portion of the Project) to a Non-Related Party (or any Affiliate of Borrower or any other party related to Borrower pursuant to a bona fide, arm’s length sales transaction as described herein).

(c) Unless the portion of the Land to be released is (A) an entire parcel with respect to which Lender has previously approved the parcel map or plat, (B) a lot or lots within a subdivision with respect to which Lender has previously approved a final map or plat or (C) a Home or Homes within a single-family home plan which Lender previously approved, Borrower or Title Company shall have delivered to Lender (i) a legal description of the portion of the Land to be released, (ii) a map or plat of the portion of the Land to be released, and (iii) copies of all easements for ingress, egress or otherwise to be granted or retained in connection with such release.

(d) Unless the portion of the Land to be released is (A) an entire parcel with respect to which Lender has previously approved the parcel map or plat, (B) a lot or lots within a subdivision with respect to which Lender has previously approved a final map or plat or (C) a Home or Homes within a single-family home plan which Lender previously approved, prior to such release, (i) Lender shall have approved such release, which approval will not be unreasonably withheld, (ii) the remaining unreleased portion of the Land will, after giving effect to such release, have adequate access, in the reasonable opinion of Lender, and (iii) the value of the unreleased portion of the Land will, after giving effect to such release, not otherwise be materially impaired in the reasonable opinion of Lender.

(e) Borrower shall provide Lender with such endorsements to the Title Policy as Lender may reasonably request in connection with each release.

(f) Borrower shall pay all of Lender’s reasonable costs and expenses, including without limitation reasonable attorneys’ fees and title charges, arising in connection with each release.

(g) Each release shall be made by Lender by delivery of the release documents to a title company or other escrow agent satisfactory to Lender upon such conditions as shall assure Lender that all conditions precedent to such release have been satisfied and that the applicable transaction will be completed.

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3.2.2 Sale of Home Pursuant to a Purchase Contract. In connection with sales of Homes (and the Lot on which said Home is constructed) pursuant to a Purchase Contract for cash:

(a) Borrower shall satisfy each of the conditions set forth in Section 3.2.1.

(b) If requested by Lender, Borrower shall deliver to Lender a true and correct copy of any Purchase Contract, which shall (i) be substantially on Borrower’s standard form(s) as previously submitted to and approved by Lender, or (ii) otherwise be in form and content reasonably satisfactory to Lender.

(c) Borrower shall not have made any material changes in the Purchase Contract delivered to Lender pursuant to this Section 3.2.2, unless such changes have been approved by Lender, and the Non-Related Party (or any Affiliate of Borrower or any other party related to Borrower pursuant to a bona fide, arm’s length sales transaction as described herein) under said Purchase Contract.

(d) The sale shall be made in the ordinary course of the development and marketing of the Project, and shall be accompanied by such rights of first refusal, development covenants, conditions and restrictions, deeds of trust, and other documents, consistent with Borrower’s past practices, as shall be necessary to assure that development of the Project occurs in accordance with Borrower’s development plans and existing Approvals and Permits.

(e) Borrower shall have paid the applicable Release Price and all other fees and costs in connection with the release, which Release Price shall be applied to repay sums due and owing under the Note. As Release Prices are paid hereunder in connection with the sale of Homes, the Borrowing Availability shall be recalculated after taking into account the reduced Loan Balance and the Lots and Homes remaining in the Borrowing Base.

(f) Except for Sale and Leaseback Transactions related to Model Homes that are approved by Lender in writing (which approval may require the assignment of Borrower’s interests under the lease and such other agreements as Lender may reasonably require in order to maintain a collateral interest in the Model Home(s) subject to such Sale and Leaseback Transaction(s) and to make certain said Model Home(s) is/are available for the sale of other Homes in the Project as provided herein), then all Homes in such Project of the type of the Model Home being sold shall have been sold out.

3.2.3 Dedications. In connection with any Dedication:

(a) Borrower shall satisfy each of the conditions set forth in Section 3.2.1.

(b) At least ten (10) days prior to a release, Borrower shall have delivered to Lender all the terms, conditions and details of such release, including, without limitation, the purpose of such release, evidence of the conformity of such release to the overall development plan for the Project and all Approvals and Permits required in connection therewith, all of which shall be in form and content reasonably satisfactory to Lender.

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4. CONDITIONS PRECEDENT

4.1 Conditions Precedent to Effectiveness of this Agreement and to the Effectiveness of the Commitment. This Agreement and the Commitment shall become effective only upon satisfaction by Borrower of the following conditions precedent on or before the date hereof and/or, as applicable, as of the date any new Lot or Home is included in the Borrowing Base, at the sole cost and expense of Borrower:

4.1.1 Representations and Warranties Accurate. The representations and warranties by Borrower in the Loan Documents are correct in all material respects on and as of the date of the recordation of the Deed of Trust.

4.1.2 Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

4.1.3 Approved Budgets. The final, approved Budgets for the Project itemizing the Hard Costs and Soft Costs for the respective A&D Improvements and Home Improvements, including direct and indirect costs, certified to be correct to the best knowledge and belief of Borrower for each type of Improvement to be constructed as part of the Project. Said Budgets shall be subject to formal review and approval by Lender at Lender’s sole discretion, and if Lender determines that the Loan funds allocated for Hard Costs are inadequate to pay for all Hard Costs, then Lender may require Borrower to deposit cash into an account pledged as additional collateral for the Loan the amount of the shortfall. In no event shall the costs of the Project to be funded from proceeds of the Loan, as set forth in any A&D Budget or any Home Construction Budget, violate the applicable Maximum Allowed Advance(s).

4.1.4 Documents. Lender shall have received the following agreements, documents, and instruments, each duly executed by the parties thereto:

(a) Loan Documents. The Loan Documents, which shall include all agreements documents, and instruments specified by Lender (including without limitation the Environmental Indemnity).

(b) Organization. Certified copies of (i) resolutions of the Borrower’s members authorizing the execution, delivery, and performance, for and on behalf of Borrower, of the Loan Documents and to grant to Lender the Liens and Encumbrances on the Collateral in the Loan Documents and certifying the names and signature of the sole member of Borrower authorized to execute the Loan Documents and, in the case of Borrower, to request Advances on behalf of Borrower, (ii) the certificate of formation and operating agreement of Borrower, and all amendments thereto, and (iii) a certificate of good standing as a limited liability company from the jurisdiction of formation or organization and for each jurisdiction in which the nature of Borrower’s respective businesses and operations require qualification as a foreign corporation.

(c) Insurance Policies. A certificate of insurance for all insurance required under the Loan Documents, and certificates of insurance with respect to professional liability coverage to the extent maintained by engineers, architects, and environmental contractors.

(d) Opinion Letter. If required by Lender, a favorable opinion from a law firm representing Borrower covering such matters as Lender may require.

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(e) Financial Statements. Borrower’s most recent financial statements in the form previously reviewed and approved by Lender, including without limitation a balance sheet, statement of members’ capital accounts, and profit and loss statement for Borrower.

4.1.5 Survey. If reasonably required by Lender as a condition to obtaining the Title Insurance Policy, a current survey of the Property by a licensed surveyor acceptable to Lender describing the boundaries of said property and showing all means of ingress and egress, rights-of-way, easements (each of which shall be identified by docket and page or recording number where recorded) and all other customary and relevant information pursuant to ALTA standards and any Title Company requirements. All surveys shall be certified to Lender and the Title Company issuing the Title Insurance Policy.

4.1.6 Restrictive Covenants. Borrower shall have provided Lender with, and Lender shall have approved, all covenants, conditions, restrictions, easements and other rights that exist or are contemplated with respect to the Project.

4.1.7 Building Permits, Licenses, Etc. If reasonably required by Lender where Borrower has requested an Advance related to the construction of such Home, Borrower shall have submitted to Lender evidence for the applicable Project of (i) building permits for the construction of the Homes (ii) all necessary permits, licenses and approvals (including without limitation any required consumer disclosure reports and approvals prior to the sale of any Homes) in connection with the sale of said Homes, and/or (iii) Architectural Control Committee and other approvals, if any, required under any CC&Rs affecting the Property.

4.1.8 Environmental Assessment. Borrower shall have submitted to Lender for an environmental, toxics and/or soils report(s) satisfactory to Lender, including drainage, boring (if applicable) and compacting data, together with such hydrology and other engineering reports that Lender may reasonably require, all of which shall be by engineers reasonably acceptable to Lender and shall indicate that the condition of the Property is suitable for construction of the Homes thereon (without extraordinary land preparation) and for the operation and maintenance of the Project. Any mandatory recommendations, or any recommendations required to comply with applicable laws, in the approved soils, hydrology and other engineering reports must be complied with and incorporated into the Plans and Specifications. Each environmental assessment (Phase I assessment) of the Property and adjacent property shall be dated no earlier than one hundred eighty (180) days prior to the date hereof, and Borrower shall deliver to Lender any sampling and analysis (Phase II assessment) or special limited assessment that Lender may reasonably require after review of the Phase I assessment, together with any other environmental investigations and reports that Lender may reasonably require, all of which shall be by a Lender-approved environmental consulting firm, and none of which shall reveal any existing or potential environmental condition adversely affecting the use or value of the Property.

4.1.9 Environmental Indemnity. Borrower shall have delivered to Lender, Lender’s form of Environmental Indemnity for the Project, duly executed by Borrower.

4.1.10 Preliminary Title Report; Title Insurance. Borrower shall have provided Lender, and Lender shall have approved, a preliminary title report for the Project, prepared by the Title Company, together with a legible copy of each “Schedule B” item. Borrower shall also provide prior to the Closing Date,

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at its sole cost and expense, the American Land Title Association loan policy of title insurance (1992 extended coverage form without revision, modification or amendment) for the Deed of Trust (or Recorded Amendment, as applicable) (collectively “Title Policy”), with such endorsements as Lender may reasonably require, issued by the Title Company satisfactory to Lender in the amount of the Loan (with direct access reinsurance in amounts and by companies and in form acceptable to Lender as Lender may reasonably require) insuring the lien of the Deed of Trust to be a first and prior lien upon the Property, as security for all Advances pursuant to the terms of this Agreement, subject only to such exceptions as Lender may expressly approve in writing, and insuring against any lien claims that could arise out of the construction of the Homes on the Property. During the course of construction of the Homes, Borrower shall provide Lender with such title insurance endorsements as Lender may reasonably require, including CLTA Form 122 Endorsements (or equivalent endorsements acceptable to Lender) for each disbursement, and any other endorsements Lender may reasonably require to insure that the Homes shall have been constructed within the boundaries of the Property and in accordance with all applicable laws, covenants, restrictions and/or CC&Rs. Upon completion of the Homes, Borrower shall deliver to Lender such further endorsements to the title insurance policy as Lender may reasonably require.

4.1.11 Flood Report. Evidence whether the Property, or any part thereof, lies within a “special flood hazard area” as designated on maps prepared by the U.S. Department of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, and, if so designated, a National Flood Insurance Association standard flood insurance policy, plus insurance from a private insurance carrier if reasonably required by Lender, for the duration of the Loan in the amount of the full insurable value of the completed Improvements, naming Lender as an additional loss payee.

4.1.12 Construction Materials. Copies of all agreements between Borrower and any architects, engineers, consultants, managers or supervisors, and, if reasonably required by Lender, copies of construction subcontracts related to the construction, maintenance, repair, leasing, management and operation of the Project and/or between Borrower and consultants, managers or supervisors for the Project, together with written agreements by such persons or entities that they will perform for Lender the services contracted to Borrower, notwithstanding the occurrence of any Event of Default and any trustee’s sale or foreclosure of the Deed of Trust (provided that such persons or entities continue to receive payments under their respective contracts), and the consent of such persons or entities to the collateral assignment by Borrower to Lender of their respective contracts.

4.1.13 Completion of Filings and Recordings. Lender shall have received evidence of the completion of all recordings and filings to establish or maintain the perfection and priority of the Liens and Encumbrances on the Collateral granted in the Loan Documents and reasonably required by Lender to be in effect prior to the effectiveness of this Agreement and the Commitment.

4.1.14 Payment of Costs, Expenses, and Fees. All costs, expenses, and fees to be paid by Borrower under the Loan Documents on or before the effectiveness of this Agreement, the effectiveness of the Commitment, or the making of Advances shall have been paid in full (or shall be paid in full concurrently with the making of the initial Advance), including without limitation applicable fees set forth herein.

4.1.15 Appraisal. At Borrower’s sole cost and expense, Lender shall have obtained an Appraisal and/or Base Appraisals with respect to the Property and each type of Improvements for the Project, which Appraisal and/or Base Appraisals shall be (i) prepared by a Qualified Appraiser, and (ii) otherwise satisfactory to Lender. Lender shall have received and approved evidence that Borrower has no less than the equity required to comply with the Maximum Allowed Advances for all of the Collateral used in calculating the Borrowing Availability at any given time for the Project.

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4.1.16 Closing Conditions. Lender shall have received evidence that Borrower has satisfied all of the other Closing Conditions prior to the Closing Date.

4.1.17 Truth-In-Lending Disclosures. Prior to entering into any Purchase Contract for the sale of any Home for the applicable Project, Borrower shall have delivered to the purchaser all truth-in-lending and other required consumer disclosures, in compliance with law and in form and substance satisfactory to Lender.

4.1.18 Zoning. Evidence that the Property is properly zoned for the construction of the Homes to be constructed as part of the Project.

4.1.19 Utilities. Evidence that all utilities and services to the Property and Improvements, including without limitation water, sewer, gas, electric and telephone, are available, or will be available as required, and will be provided in amounts that are sufficient to service the Improvements for their intended use;

4.1.20 Ingress/Egress. Evidence that there exists adequate legal ingress and egress to the Project;

4.1.21 Job Schedule. A job progress schedule showing the planned timing, progress of construction and completion date for the Improvements of the Project;

4.1.22 A&D Improvements. Evidence that each type of the A&D Improvement for any Finished Lots has been completed in accordance with the general development plan applicable to the Property;

4.1.23 List of Contractors. If reasonably required by Lender, a list of all subcontractors, suppliers and materialmen employed or retained, or to be employed or retained, in connection with the construction of the Improvements. Such list shall show the name, address and telephone number of each such person, a general statement of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen (if known) and the approximate dollar value of such labor or work with respect to the labor and materials to be supplied; and

4.1.24 Other Items or Actions by Borrower. Lender shall have received such other agreements, documents, and instruments, and Borrower shall have performed such other actions as Lender may reasonably require.

4.2 Conditions Precedent to Admission of Land as Lots Under Development and/or Finished Lots. Borrower shall, on or prior to the Closing Date, identify for Lender such portion of the Property to be admitted into the Borrowing Base as Lots Under Development and/or Finished Lots (including without limitation, any custom lots) for purposes of the Borrowing Base. In connection with each such request, the following conditions precedent shall have been satisfied at the sole cost and expense of Borrower. Upon the satisfaction of such conditions precedent, as determined by Lender, such Land shall be included in the Borrowing Base as Lots Under Development and/or Finished Lots, as applicable.

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4.2.1 Request. Borrower shall have submitted to Lender a request in the form of Exhibit “E” to include the Land in the Borrowing Base as Lots Under Development and/or Finished Lots, as applicable. Such request and all other documents and instruments described in this Section 4.2 shall be submitted with the Borrowing Base Certificate in which Borrower intends to include such portion of the Land in the Borrowing Base as Lots Under Development and/or Finished Lots, as applicable. Each such request shall be deemed a renewal of all representations and warranties of Borrower set forth in the Loan Documents.

4.2.2 Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on and as of the date that each portion of the Land is included as Lots Under Development and/or Finished Lots, as applicable.

4.2.3 Documents and Information. Borrower shall have provided to Lender, and Lender shall have approved, all documents and information required pursuant to Section 4.1 with respect to the applicable portion of the Land.

4.2.4 Inspection. For Lots Under Development, development and construction of the A&D Improvements for the applicable portion of the Land shall have commenced or shall be scheduled to begin within ninety (90) days of inclusion in the Borrowing Base as Lots Under Development; and, for Finished Lots, development and construction of the A&D Improvements for the applicable portion of the Land shall have been completed. For Lots Under Development, development will be deemed to have commenced when (i) construction of one or more of the following scopes of work has begun on the applicable portion of the Land — grading, paving, water, sewer or concrete, and (ii) Borrower has expended material amounts for Hard Costs with respect to such work.

4.2.5 Map. Borrower shall have delivered to Lender, and Lender shall have approved a Final Map or Tentative Map, as applicable, together with evidence reasonably satisfactory to Lender that any such Tentative Map has not expired and is not due to expire during the development of such portion of the Land. Each such map must contain a legal description of the Land, must describe and show all boundaries of and lot lines within such Land and all streets and other dedications, and must contain such other information and certifications as Lender may request.

4.2.6 Utilities. If requested by Lender, Borrower shall have delivered to Lender, evidence, which may be in the form of “will serve” letters from local utility companies or local authorities, that: (a) telephone service, electric power, storm sewer, sanitary sewer (if applicable) and water facilities will be available to the Lots Under Development; (b) such utilities will be adequate to serve the Lots Under Development; and (c) upon completion of the Improvements, no conditions will exist to affect Borrower’s right to connect into and have adequate use of such utilities except for the payment of a normal connection charges or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

4.2.7 Lot Limitations. The total number of Lots Under Development and Finished Lots to be included in the Borrowing Base as of the date of any request made hereunder shall not be in excess of forty-eighty (48) (less any Lots for which Home Advances are being requested).

4.2.8 Other. Borrower shall have provided such other documents and information reasonably requested by Lender.

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4.3 Conditions Precedent to Admission of Finished Lots as Presold and/or Spec Homes. From and after the Closing Date, Lender shall include only Finished Lots as Presold and/or Spec Homes for purposes of the Borrowing Base, subject to the provisions set forth herein. Upon the satisfaction of such conditions precedent, as reasonably determined by Lender, such Finished Lots shall be included in the Borrowing Base as Presold and/or Spec Homes.

4.3.1 Request. Borrower shall have submitted to Lender a request in the form of Exhibit “E” that Finished Lots be included in the Borrowing Base as Presold and/or Spec Homes. Such request and all other documents and instruments described in this Section 4.3 shall be submitted with the Borrowing Base Certificate in which Borrower intends to include such Finished Lots in the Borrowing Base as Presold and/or Spec Homes. Each such request shall be deemed a renewal of all representations and warranties of Borrower set forth in the Loan Documents.

4.3.2 Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing on and as of the date that such Finished Lots are included as Homes.

4.3.3 Home Construction Information. Borrower shall not be entitled to include any Finished Lots in a Borrowing Base Certificate as Presold and/or Spec Homes unless and until each of the following conditions precedent have been satisfied (or waived or modified by Lender in its reasonable discretion):

(a) Homes may be entered into the Borrowing Base upon confirmation of trenching by Lender;

(b) At Borrower’s sole cost and expense, Lender shall have obtained Base Appraisals with respect to each type of Home, which Base Appraisals shall be (i) prepared by Qualified Appraiser, and (ii) otherwise reasonably satisfactory to Lender. Each Base Appraisal for each Home in the Project shall be updated or evaluated once annually at Lender’s reasonable discretion (or more frequently if required by regulatory guidelines), at the sole cost and expense of Borrower, and all FNMA appraisals or other appraisals for said Homes accepted by Lender that do not have a specific expiration date shall be updated once annually at Lender’s request; provided, however, that Lender may reasonably require that any such appraisal be updated more frequently than annually if (i) Lender reasonably believes that a Material Adverse Change has occurred with respect to the Project or any portion thereof, or (ii) Borrower requests in writing that Lender order an Appraisal of the Project, or (iii) Lender is required to reappraise the Project in connection with regulatory requirements. Based on such revised appraisals and/or evaluations and any other information provided to Lender, Lender shall be entitled to revise the Home Construction Budget and Maximum Allowed Advances applicable to any Home in said Project;

(c) If requested by Lender, Borrower shall have submitted or made available to Lender evidence of (i) building permits for the construction of the Homes, (ii) all necessary permits, licenses and approvals for the construction of said Homes, including without limitation the requisite consumer disclosure reports and approvals required in connection with the sale of said Homes, and (iii) architectural control committee homeowners’ association and other approvals if required under the CC&Rs;

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(d) Prior to entering into any Purchase Contracts for the sale of any Homes, Borrower shall have delivered to Lender the requisite consumer disclosure reports and approvals prior to the sale of any Homes, in form and substance satisfactory to Lender;

(e) For all Presold Homes, Lender shall have received evidence reasonably satisfactory to Lender of satisfaction of the Presold Home Requirements for said Homes.

(f) For all Spec Homes, Borrower shall not be entitled to include in the Borrowing Base at any one time more Spec Homes than are permitted under the Spec Home Limitation.

(G) For all Production Homes, Borrower shall not be entitled to include in the Borrowing Base at any one time more Production Homes than are permitted under the Production Home Limitation.

4.3.4 Other. Borrower shall have provided such other documents and information reasonably requested by Lender.

4.4 Additional Conditions Precedent to All Advances. Lender shall be obligated to make an Advance only if Borrower shall have delivered to Lender a Draw Request for such Advance. Borrower may not submit more than two (2) Draw Requests per Calendar Month. Lender shall not be required to make the requested Advance before ten (10) Business Days after receipt of the Draw Request. Notwithstanding the foregoing, Lender shall make no Advances to pay interest under the Loan prior to delinquency regardless of the then-current Borrowing Availability.

4.5 Waiver of Conditions Precedent. Borrower hereby authorizes Lender, and Lender reserves the right in its absolute and sole discretion, to verify any documents and information submitted to Lender in connection with this Agreement. Lender may elect, in its absolute and sole discretion, to waive any of the foregoing conditions precedent. Any such waiver shall be limited to the conditions precedent therein and the requirements therein. Delay or failure by Lender to insist on satisfaction of any condition precedent shall not be a waiver of such condition precedent or any other condition precedent. The making of an Advance by Lender shall not be deemed a waiver by Lender of the occurrence of an Event of Default or an Unmatured Event of Default.

4.6 Assignment of CFD Bond Proceeds. The A&D Budget may include line items for the improvement of various community facilities in connection with the construction of the A&D Improvements and the development of the Lots (said facilities being referred to herein as “CFD Improvements”). In the event that any Mello-Roos or other community facilities bonds are issued for the construction of the CFD Improvements on all or any portion of the Property during the term of the Loan, then Borrower hereby assigns to Lender all of the proceeds of such bonds (“CFD Bond Proceeds”), and shall deposit (or cause to be deposited) any and all such proceeds with Lender in the Borrower’s Funds Account. Borrower hereby authorizes Lender to apply the CFD Bond Proceeds first, towards the repayment of any Advances under the Loan for the construction of any CFD Improvements; second, to reimburse Borrower for any funds expended by Borrower (which are not Loan) for the construction of any CFD Improvements; and third, the remaining sums being retained by Lender to be disbursed for the completion of any CFD Improvements, in which case Lender shall revise the A&D Budget to reduce applicable line items by the balance of the CFD Bond Proceeds remaining for the construction of the applicable CFD Improvement, all as determined by Lender in its discretion.

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5.	BORROWER’S REPRESENTATIONS AND WARRANTIES.

5.1 Closing Representations and Warranties. Borrower represents and warrants to Lender as of the date of this Agreement:

5.1.1 Existence and Authorization. Borrower is a limited liability company, validly organized and lawfully existing under the laws of Delaware, and qualified to do business and in good standing under the laws of the State of California. Borrower has the requisite power and authority to execute, deliver, and perform the Loan Documents. The execution, delivery, and performance by Borrower of the Loan Documents have been duly authorized by all requisite corporate action by or on behalf of Borrower and will not conflict with, or result in a violation of or a default under, the Organizational Documents of Borrower.

5.1.2 No Approvals, etc. No approval, authorization, bond, consent, certificate, franchise, license, permit, registration, qualification, or other action or grant by or filing with any Person is required in connection with the execution, delivery, or performance by Borrower of the Loan Documents.

5.1.3 No Conflicts. The execution, delivery, and performance by Borrower of the Loan Documents will not conflict with, or result in a violation of or a default under: (i) any applicable law, ordinance, regulation, or rule (federal, state, or local); (ii) any judgment, order, or decree of any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound; (iii) any of the Approvals and Permits; and/or (iv) any agreement, document, or instrument to which Borrower is a party or by which Borrower or any of the assets or property of Borrower is bound.

5.1.4 Execution and Delivery and Binding Nature of Loan Documents. The Loan Documents have been duly executed and delivered by or on behalf of Borrower. The Loan Documents are legal, valid, and binding obligations of Borrower, enforceable in all material respects in accordance with their terms against Borrower, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws and by equitable principles of general application.

5.1.5 Legal Proceedings; Hearings, Inquiries, and Investigations. Except as previously disclosed to and approved by Lender, (i) no legal proceeding is pending or, to best knowledge of Borrower, threatened before any arbitrator, other private adjudicator, or Governmental Authority to which Borrower is a party or by which Borrower or any assets or property of Borrower may be bound or affected that if resolved adversely to Borrower could result in a Material Adverse Change, and (ii) no hearing, inquiry, or investigation relating to Borrower or any assets or property of Borrower is pending or, to the best knowledge of Borrower, threatened by any Governmental Authority that if resolved adversely to Borrower could result in a Material Adverse Change.

5.1.6 No Event of Default. No Event of Default or Unmatured Event of Default has occurred and is continuing.

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5.1.7 Approvals and Permits; Assets and Property. Except as disclosed to Lender in writing prior to the date hereof, to the best knowledge of Borrower, there are no facts or circumstances known to Borrower that would materially impair the ability of Borrower to obtain Approvals and Permits necessary for the future development of the Project or to otherwise continue the contemplated development of the Project.

5.1.8 ERISA. Borrower is in compliance with ERISA. No “Reportable Event” or “Prohibited Transaction” (both as defined in ERISA) or termination of any plan has occurred and no notice of termination has been filed with respect to any plan established or maintained by Borrower and subject to ERISA. Borrower has not incurred any material funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation in connection with any such plan established or maintained by Borrower.

5.1.9 Compliance with Law. Borrower has not received any notice of any material violations of any applicable laws, rules, or regulations of any Governmental Authority with respect to the Project or the development of the Project, and Borrower is not aware of any facts or circumstances which would constitute or cause any such violation.

5.1.10 Full Disclosure. All information in the loan application, financial statement, certificate, or other document and all information prepared and delivered by Borrower to Lender in obtaining the Commitment is correct and complete in all material respects, and there are no omissions therefrom that result in such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. To the best knowledge of Borrower, all information in any loan application, financial statement, certificate or other document prepared and delivered to Lender on behalf of Borrower by Persons other than Borrower or its Affiliates, and all other information prepared and delivered to Lender on behalf of Borrower or by Persons other than Borrower or its Affiliates in obtaining the Commitment is correct and complete in all material respects, and there are no omissions therefrom that result in any such information being incomplete, incorrect, or misleading in any material adverse respect as of the date thereof. There has been no Material Adverse Change as to Borrower or the Project since the date of such information. All financial statements heretofore delivered to Lender by Borrower were prepared in accordance with GAAP, except as noted therein, and accurately represent the financial conditions and results of operation of the subjects thereof as of the dates thereof and for the period covered thereby.

5.1.11 Use of Proceeds; Margin Stock. The proceeds of the Advances will be used by Borrower solely for the purposes specified in this Agreement. None of such proceeds will be used for the purpose of purchasing or carrying any “margin stock” as defined in Regulation U or G of the Board of Governors of the Federal Reserve System (12 C. F. R. Part 221 and 207), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of such Regulation U or G. Borrower is not engaged in the business of extending credit for the purpose of purchasing, or carrying margin stock. Neither Borrower nor any Person acting on behalf of Borrower has taken or will take any action which might cause any Loan Documents to violate Regulation U or G or any other regulations of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934, or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect. Borrower and Borrower’s subsidiaries own no “margin stock”.

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5.1.12 Governmental Regulation. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding have been amended), or any other law which regulates the incurring by Borrower of indebtedness, including but not limited to laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

5.1.13 Material Agreements; No Material Defaults. Borrower certifies that Borrower has provided Lender with a correct and complete listing as of the Closing Date of all general construction and/or grading contracts, leases for all or any portion of the Property, grading and/or other building permits, development agreements, CC&Rs, and/or option agreements and/or purchase and sale agreements pertaining to all or any portion of the Property requested by Lender for review relating to the inclusion of the Project under the Borrower Base as of the Closing Date (collectively “Material Agreements”). Borrower shall execute an assignment or assignments in favor of Lender of all of Borrower’s rights, title and interests in and to any and all Material Agreements as required by Lender in its reasonable discretion. No event has occurred which, immediately or upon the expiration of applicable cure or grace periods, would constitute a default which in Lender’s reasonable opinion would have a Material Adverse Change in Borrower or the Project with respect to (i) the terms of any instrument evidencing or relating to any debt of Borrower, (ii) any such contract, lease, permit, development agreement, covenant, restriction, option agreement, purchase and sale agreement, instruments and other agreement, (iii) any statute, ordinance, law, judgment, order, writ, injunction, decree, or rule or regulation of any Governmental Authority or any determination or award of any arbitrator to which Borrower or the Project may be bound, or (iv) any other instrument, agreement or document by which Borrower or the Project is bound.

5.1.14 Title to Property. Borrower has good, sufficient and legal title to all properties and assets reflected in its most recent balance sheet delivered to Lender, except for assets disposed of in the ordinary course of business since the date of such balance sheet. The Property is free and clear of Liens and Encumbrances, except for Permitted Exceptions. Borrower is the sole owner of, and has good and marketable title to, the fee interest in the Project and all other real property described in the Deed of Trust encumbering the property included in the Project, free from any Liens and Encumbrances, excepting only Permitted Exceptions.

5.1.15 Payment of Taxes. All tax returns and reports of Borrower required to be filed by Borrower have been timely filed, and all taxes, assessments, fees and other governmental charges upon Borrower and upon its properties, assets, income and franchises which are due and payable have been paid prior to delinquency. Borrower knows of no proposed tax assessment against Borrower or the Project that would be material to the condition (financial or otherwise) of Borrower or the Project, and Borrower has not contracted with any Governmental Authority in connection with any such taxes.

5.1.16 No Condemnation. No condemnation proceedings or moratorium is pending, or to the best of Borrower’s knowledge, threatened against the Project or any portion thereof which would impair the use, occupancy, or full operation of the Project in any manner whatsoever.

5.1.17 Borrowing Base. The classification of each item of property included in the Borrowing Base is true and correct.

5.2 Representations and Warranties Upon Requests for Advances. Each Draw Request shall be a representation and warranty by Borrower to Lender that the representations and warranties in this Section 5 are correct and complete in all material respects as of the date the requested Advance except as otherwise disclosed by Borrower to Lender in writing prior to the date of such Draw Request.

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5.3 Representations and Warranties Upon Delivery of Financial Statements, Documents, and Other Information. Each delivery by Borrower to Lender of financial statements, other documents, or information after the date of this Agreement (including, without limitation, documents and information delivered in obtaining an Advance) shall be a representation and warranty that such financial statements, other documents, and information are correct and complete (in accordance with GAAP, except as noted therein) in all material respects, that there are no material omissions therefrom that result in such financial statements, other documents, or information being materially incomplete, incorrect, or misleading in any material respect as of the date thereof, and that such financial statements accurately present the financial condition and results of operations of Borrower as at the dates thereof in all material respects and for the periods covered thereby.

6. BORROWER AFFIRMATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Lender otherwise agrees in writing in Lender’s absolute and sole reasonable:

6.1 Existence. Borrower shall continue to be a limited liability company, validly existing, in good standing and qualified to do business under the laws of the State of California.

6.2 Books and Records; Access By Lender. Borrower shall maintain a single, complete, and accurate set of books and records of its assets, business, financial condition, operations, property, prospects, and results of operations in accordance with GAAP, except as noted therein. Borrower shall also maintain complete and accurate records regarding the acquisition, development and construction of the Project, including without limitation all construction contracts, architectural contracts, engineering contracts, field and inspection reports, applications for payment, estimates and analyses regarding construction costs, names and addresses of all contractors and subcontractors performing work or providing materials or supplies with respect to the development and construction of the Project, invoices and bills of sale for all costs and expenses incurred by contractors and subcontractors in connection with the development and construction of the Project, payment, performance and other surety bonds (if applicable), releases and waivers of lien for all such work performed and materials supplied, evidence of completion of all inspections required by any Governmental Authority, certificates of substantial completion, notices of completion, surveys, as-built plans, Approvals and Permits, Purchase Contracts, escrow instructions, records regarding all sales of all or portions of the Project, and all other documents and instruments relating to the acquisition, development, construction and/or sale of the Project or portions thereof. During business hours Borrower shall give representatives of Lender reasonable access to all assets, property, books, records, and documents of Borrower and will permit such representatives to inspect and audit at Borrower’s sole cost and expense such assets and property and to audit, copy, examine, and make excerpts from such books, records, and documents. Upon reasonable request by Lender, Borrower shall also provide Lender with copies of the reports, documents, agreements, and other instruments described in this Section 6.2.

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6.3 Special Covenants Relating to Collateral.

6.3.1 Defense of Title. Borrower shall defend the Collateral, the title and interest therein of Borrower represented and warranted in the Deed of Trust, and the legality, validity, binding nature, and enforceability of each Lien and Encumbrance contained in the Deed of Trust and the first priority of the Deed of Trust against all matters, including, without limitation: (a) any attachment, levy, or other seizure by legal process or otherwise of any or all Collateral; (b) except for Permitted Exceptions, any Lien or Encumbrance or claim thereof on any or all Collateral; (c) any attempt to foreclose, conduct a trustee’s sale, or otherwise realize upon any or all Collateral under any Lien or Encumbrance, regardless of whether a Permitted Exception and regardless of whether junior or senior to the Deed of Trust; and (d) any claim questioning the legality, validity, binding nature, enforceability, or priority of the Deed of Trust. Borrower shall notify Lender promptly in writing of any of the foregoing and will provide such information with respect thereto as Lender may from time to time request.

6.3.2 Further Assurances. Borrower shall promptly execute, acknowledge, and deliver such additional agreements, documents, and instruments and do or cause to be done such other acts as Lender may reasonably request from time to time to better assure, preserve, protect, and perfect the interest of Lender in the Collateral and the rights and remedies of Lender under the Loan Documents. Without limiting the foregoing, to the extent that Lender reasonably determines from time to time that additional deeds of trust, amendments to deeds of trust, financing statements, subordinations, and other documents are required in order to perfect all Liens and Encumbrances in favor of Lender, and cause all Collateral encumbered by any of the deeds of trust to be subject only to Permitted Exceptions, Borrower shall execute and deliver such documents, instruments and other agreements as Lender may reasonably request.

6.3.3 Plats, Annexations and Approvals.

(a) Each plat or map (whether tentative or final) with respect to any portion of the Project shall comply with all Requirements and shall be satisfactory in form and substance to Lender. Prior to evaluation by Lender of the plat or map for approval, Borrower shall deliver to Lender such certifications, maps, surveys, and other documents and information as Lender reasonably requires. Prior to the recordation of any plat or map by Borrower, Borrower shall deliver to Lender such title insurance endorsements insuring the continued priority of the Deed of Trust after recording of the plat or map as Lender may reasonably require. Borrower agrees to take such steps as Lender may reasonably require in (i) either re-recording the Deed of Trust or amending the Deed of Trust to reflect the new plat legal description, and (ii) obtaining an endorsement to the Title Policy to amend the legal description therein. In no event shall Borrower fail to record the final map for the Project later than 30 days following the Closing Date; if the final map is not approved by Lender and recorded with said 30-day period, Borrower shall not be entitled to draw any Loan funds unless and until said final map is recorded in compliance with this Section 6.3.3.

(b) Borrower shall obtain and, upon request, provide Lender with, evidence of: (i) appropriate zoning for the use and occupancy of the Project; (ii) all necessary Approvals and Permits of Governmental Authorities and other third parties necessary to permit the development and sale of the Project, including without limitation all applicable public reports, architectural committee approvals and other approvals required pursuant to any applicable restrictive covenants; (iii) all Approvals and Permits necessary to commence, carry out and complete construction; and (iv) evidence of payment of all fees and other required amounts for such Approvals and Permits.

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(c) At Lender’s request, Borrower shall provide Lender with true and correct copies of all documents and instruments relating to proposed easements, boundary line adjustments, covenants, conditions and restrictions and other similar matters affecting title to the Project in connection with the development thereof, together with all surveys, plats, contracts, and other information requested by Lender in connection therewith. Such easements, boundary line adjustments, covenants, conditions and restrictions and other matters shall not be entered into by Borrower unless consented to in writing by Lender, which consent shall not be unreasonably withheld by Lender so long as they are entered into in the ordinary course of developing the Project. If such consent is granted by Lender, Lender will also enter into such subordinations and releases as may be appropriate in connection with such easements, boundary line adjustments, and covenants, conditions and restrictions, provided that such subordinations are in form reasonably satisfactory to Lender and, in connection with any such releases, Borrower has satisfied the conditions precedent set forth in Section 3.2.1 above.

6.3.4 Utilities. Borrower shall provide or cause to be provided all telephone service, electric power, storm sewer, sanitary sewer and water facilities for the Project, and such utilities will be adequate to serve the Project. No condition will exist to affect Borrower’s right to connect into and have adequate use of such utilities, except for the payment of normal connection charges or tap charges and except for the payment of subsequent charges for such services to the utility supplier.

6.3.5 Plans and Specifications. Borrower shall be the sole owner of all Plans and Specifications for the Improvements for the Project or, to the extent that Borrower is not the sole owner of such Plans and Specifications, Borrower shall have the exclusive right to use such Plans and Specifications in connection with the construction of the Improvements for the Project. Lender will not be restricted in any way in use of such Plans and Specifications from and after an Event of Default in connection with the construction of the Improvements and the exercise of Lender’s other rights and remedies, and Borrower shall obtain all consents and authorizations necessary for the use of such Plans and Specifications to Lender.

6.3.6 Compliance with Permitted Exceptions. Borrower shall keep and maintain in full force and effect all restrictive covenants, development agreements, easements and other agreements with Governmental Authorities and other Persons that are necessary or desirable for the use, occupancy, and sale of Lots and/or Homes in the Project. Borrower shall not default in any material respect under any such covenants, development agreements, easements and other agreements and will diligently enforce its rights thereunder.

6.3.7 Project Development.

(a) Borrower shall at all times maintain and operate, and use its commercially reasonable efforts to market, the Project. Regardless of whether Advances are available, Borrower shall pay all costs and expenses arising in connection with the management, operation, development and sale of the Project. The Improvements for the Project shall be constructed and developed in substantial conformity with the Plans and Specifications therefor, in strict conformity with all applicable laws, rules and regulations of all Governmental Authorities with jurisdiction over the Project, and shall be contained wholly within the lot lines of the Land included within the Project and will not encroach on any other real estate, easements, building lines or setback requirements. Within thirty (30) days after Borrower receives notice or knowledge thereof, Borrower shall proceed with diligence to correct any material departure from applicable plans and specifications and any departure from applicable laws, rules and regulations of any Governmental Authority with jurisdiction over the Project. The making of Advances shall not constitute a waiver of Lender’s right to reasonably require compliance with this covenant with respect to any such defect or departure from plans and specifications or applicable laws, rules and regulations.

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(b) With respect to those portions of the Project which are to be “open space” or otherwise constitute streets and other common areas to be dedicated and transferred to homeowners’ associations or other Governmental Authorities with jurisdiction over the Project, and are not otherwise included within the portions of the Land to be developed by Borrower, Borrower shall take such actions as may be necessary to cause such dedications to be made timely and in accordance with applicable covenants, conditions and restrictions and laws, rules and regulations.

6.3.8 Title Policy Endorsements. If reasonably required by Lender from time to time in connection with the approvals to be granted by Lender pursuant to the Loan Documents, but in no event less frequently than quarterly, Borrower shall provide such continuation endorsements, date down endorsements, survey endorsements and other endorsements to Lender’s Title Policy for the Project, in form and substance satisfactory to Lender, as Lender reasonably determines necessary to insure the priority of the Deed of Trust as a valid first lien on the Collateral, subject only to Permitted Exceptions. Borrower agrees to furnish to the Title Company such surveys and other documents and information as Lender or the Title Company may reasonably require for the Title Company to issue such endorsements.

6.3.9 Foundation Endorsements. Upon completion of the construction of the foundation for each Home, and as a condition precedent to any further Loan disbursements under this Agreement, Borrower shall (if required by Lender), at Borrower’s own cost and expense, deliver or cause to be delivered to Lender a foundation endorsement with respect to each such foundation, to be attached to the Title Insurance Policy referred to above, which endorsement shall insure that such foundation is within the boundary lines of each Lot comprising part of the Property, does not violate any applicable CC&Rs or agreements affecting the Property which are referred to in the basic Title Insurance Policy, and does not encroach upon any easements, rights or rights of way affecting or covering the Property or any portion thereof.

6.3.10 Improvement Districts. Without obtaining the prior written consent of Lender, Borrower shall not consent to, or vote in favor of, the inclusion of all or any part of the Collateral in any new improvement district, any “Mello Roos” district, special assessment district or similar district as long as the aggregate annual taxes, fees or charges imposed by all such districts would exceed two percent (2.0%) of the gross sale price on any Home. Borrower shall give immediate notice to Lender of any notification or advice that Borrower may receive from any municipality or other third party of any intent or proposal to include all or any part of the Collateral in an improvement, assessment or other district. Upon prior written notice to Borrower, Lender shall have the right to file a written objection to the inclusion of all or any part of the Collateral in an improvement, assessment or other district, either in its own name or in the name of Borrower, and to appear at, and participate in, any hearing with respect to the formation of any such district.

6.3.11 Appraisals. Lender shall have the right to order Appraisals of the Project and all other Collateral from time to time pursuant to the terms of Section 2.3.7 above. Each Appraisal is subject to review and approval by Lender. With respect to each Appraisal that Lender orders, whether as a result of applicable laws, rules, and regulations of any Governmental Authority or as a result of Lender’s rights under Section 2.3.7 above, Borrower agrees upon demand by Lender to pay to Lender the cost and expense incurred by Lender for such Appraisals and a fee prescribed by Lender for review of each Appraisal by Lender.

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6.3.12 Off-Site Improvements. Each type of off-site improvement for the Property shall be completed in accordance with the general development plan applicable to the Property.

6.4 Information and Statements. Borrower shall furnish or cause to be furnished to Lender in connection with each and every Loan made hereunder:

Reporting Party	Required Statement	To be Received by:
1. Borrower	Annual Financial Statement (certified by the party submitting the statement and CPA-audited)	Within 120 days of each fiscal year end

2. Borrower	Quarterly Financial Statement (certified by the party submitting the statement)	Within 60 days of each fiscal quarter end

3. Borrower	Federal Tax Returns	Within 15 days of filing, upon Lender’s request

4. Borrower	Monthly Borrowing Base and Sales Reports	Within 20 days of each previous month end, with such sales reporting commencing in the month following the first sale of a Home in the Project

5. Borrower	Quarterly Compliance Certificates	Within 60 days of each fiscal quarter end and within 120 days of each fiscal year end

6.4.1 Annual Financial Statements. As soon as available and in any event within the time period set forth in the chart above, annual financial statements of the parties listed in the chart above, including copies of the balance sheet of each said party and statements of income and statement of members’ capital accounts, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with GAAP, except as noted therein, and signed and certified as true and correct on behalf of each said party.

6.4.2 Quarterly Financial Statements. As soon as available and in any event within the time period set forth in the chart above, semi-annual financial statements of the parties listed in the chart above, including copies of the balance sheet of each said party and statements of income and statement of members’ capital accounts, in each case setting forth in comparative form the figures for the preceding fiscal year of Borrower, all in reasonable detail and prepared in accordance with GAAP, except as noted therein, and signed and certified as true and correct on behalf of said party.

6.4.3 Tax Returns; Compliance Certificates. If requested by Lender, Borrower shall provide its Federal Tax Returns within 15 days of filing. In addition, Borrower shall provide, together with each of the financial statements required pursuant to Sections 6.4.1-6.4.2, a statement in form and substance satisfactory to Lender, certified by Borrower that Borrower is in compliance with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents and any other Debt owing to any Person, and disclosing any noncompliance therewith and describing the status of Borrower’s actions to correct such noncompliance, if applicable.

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6.4.4 Borrowing Base Certificate; Monthly Sales Reports.

(a) By the twentieth (20th) day of each Calendar Month, a current Borrowing Base Certificate reflecting the Property included in the Borrowing Base as of the last day of the immediately preceding Calendar Month.

(b) By the twentieth (20th) day of each Calendar Month commencing upon the initial sale of a Home in the Project, Borrower shall provide Lender with information regarding Home sale closings, inventory of completed Homes, anticipated delivery date of Homes and information reflecting the number of Homes under construction for the Project.

6.4.5 Intentionally Omitted.

6.4.6 Other Items and Information. Such other information concerning Borrower, the Project, and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower, as well as the financial statements and other information for prospective purchasers of any portion of the Land, as Lender reasonably requests from time to time. In this regard, promptly upon request of Lender, Borrower shall deliver to Lender counterparts and/or conditional assignments as security of any and all construction contracts, receipted invoices, bills of sale, statements, conveyances, and other agreements, documents, and instruments of any nature relating to the Project or under which Borrower claims title to any materials or supplies used or to be used in the Project. Also, in this regard, promptly upon request of Lender, Borrower shall deliver to Lender a complete list of all contractors, subcontractors, material suppliers, other vendors, artisans, and laborers performing work or services or providing materials or supplies for the Project.

6.5 Law; Judgments; Material Agreements; Approvals and Permits. Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) and all judgments, orders, and decrees of any arbitrator, other private adjudicator, or Governmental Authority relating to Borrower, the Project, or the other assets, business, operations, or property of Borrower. Borrower shall comply with all material agreements, documents, and instruments to which Borrower is a party or by which Borrower, the Project, or any of the other assets or property of Borrower are bound or affected. Borrower shall not cancel or terminate any such agreements, documents or instruments if to do so could result in a Material Adverse Change. Borrower shall comply with all Requirements (including, without limitation, as applicable, requirements of the Federal Housing Administration and the Veterans Administration) and all conditions and requirements of all Approvals and Permits. Borrower shall obtain and maintain in effect from time to time all Approvals and Permits required for the development and marketing of the Project and the business activities and operations then being conducted by Borrower. Borrower shall immediately provide Lender with written notice and explanation of any litigation involving Borrower in which the amount in dispute exceeds One Hundred Thousand Dollars ($100,000.00). In the event of any dispute that, in the good faith opinion of Lender, is likely to result in a Material Adverse Change or the failure of any condition precedent or covenant herein, Lender may agree to make Advances for the account of Borrower without prejudice to Borrower’s rights, if any, to recover such funds from the party to whom paid. Such agreement or agreements may take any form that Lender in its reasonable discretion deems proper, including without limitation agreements to indemnify a title insurer against possible assertion of lien claims and agreements to pay disputed amounts to contractors in the event Borrower is unable or unwilling to pay the same. All sums paid or agreed to be paid pursuant to such agreement shall be for the account of Borrower and shall be charged as an Advance.

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6.6 Taxes and Other Debt. Borrower shall pay and discharge (a) before delinquency all taxes, assessments, and governmental charges or levies imposed upon it, upon its income or profits, or upon any property belonging to it, (b) when due all lawful claims (including, without limitation, claims for labor, materials, and supplies), which, if unpaid, might become a Lien or Encumbrance upon any of its assets or property, and (c) all its other Debt, when due.

6.7 Assets and Property. Borrower shall maintain, keep, and preserve all of its assets and property (tangible and intangible) necessary or useful in the proper conduct of its business and operations in good working order and condition, ordinary wear and tear excepted. Borrower shall promptly obtain and maintain, from time to time at its own expense, all Approvals and Permits as may be required to enable it to comply with its obligations hereunder and under the other Loan Documents.

6.8 Insurance. Borrower shall obtain and maintain the following insurance and pay all premiums related thereto as and when they become due in connection with the Project financed hereunder:

6.8.1 Property. Insurance of all Collateral against damage or loss by fire, lightning, and other perils, on an all risks basis, such coverage to be in an amount not less than the full insurable value of such Collateral on a replacement cost basis. Such policy will be written on an all risks basis, with no coinsurance requirement, and will contain a provision granting the insured permission to complete and/or occupy the Project. In addition, and not by way of limitation, during the period of construction of the Project, such policy shall be written in the so–called “Builder’s Risk Completed Value Non–Reporting Form,” on an all–risk basis, with no coinsurance requirement, and shall contain a provision granting the insured to complete and/or occupy the Project.

6.8.2 Liability. Commercial general liability insurance protecting Borrower and Lender against loss or losses from liability imposed by law or assumed in any agreement, document, or instrument and arising from bodily injury, death, or property damage with a limit of liability of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate and Ten Million Dollars ($10,000,000.00) in excess liability coverage. Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations. If reasonably required by Lender, Borrower shall also obtain and maintain business motor vehicle liability insurance protecting Borrower and Lender against loss or losses from liability relating to motor vehicles owned, non-owned, or hired and used by Borrower or its agents and employees, with a limit of liability of not less than One Million Dollars ($1,000,000.00) (combined single limit for personal injury (including bodily injury and death) and property damage). Liability insurance under this section may be provided under a blanket policy which specifically refers to the Project such as an Owner Controlled Insurance Program. Borrower acknowledges that Borrower has been advised by Lender of, and agrees that the requirements of this Section 6.8.2 are in compliance with, the following legal limitation regarding hazard insurance coverage for the Project pursuant to Civil Code Section 2955.5:

“No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.”

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6.8.3 Flood. A policy or policies of flood insurance in the maximum amount of flood insurance available with respect to the Project under the Flood Disaster Protection Act of 1973, as amended. This requirement will be waived with respect to portions of the Project upon presentation of evidence reasonably satisfactory to Lender that no such portion of the Project in question is or will be located within an area identified by the U.S. Department of Housing and Urban Development as having special flood hazards.

6.8.4 Worker’s Compensation. During the construction of the Improvements, any and all contractors and subcontractors will be required to carry worker’s compensation insurance disability benefits insurance and such other forms of insurance as required by law covering loss resulting from injury, sickness, disability, or death of said contractors’ and subcontractors’ employees.

6.8.5 Contractors. During the construction of the Improvements, any and all contractors and subcontractors will be required to carry liability insurance of the type and providing the minimum limits set forth below (provided, however, that Borrower can satisfy this requirement for said contractors and subcontractors with “wrap” insurance coverage in amount and form reasonably satisfactory to Lender):

(a) Worker’s Compensation. Worker’s compensation insurance, disability benefits insurance and each other form of insurance which such contractor is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the contractor who are located on or assigned to the construction of the Improvements.

(b) Liability. Comprehensive or commercial general liability insurance coverage for:

Property and Operations

Products and Completed Operations

Contractual Liability

Personal Injury Liability

Explosion Hazard

Collapse Hazard

Underground Property Damage Hazard

Such policy will have a limit of liability of not less than One Million Dollars ($1,000,000.00) (combined single limit for personal injury, including bodily injury or death, and property damage). Capitalized terms used in this Section 6.8.5(b) shall have the meanings as customarily understood and used in the insurance industry.

6.8.6 Additional Insurance. Such other policies of insurance as Lender may reasonably request in writing. All policies for required insurance will be in form and substance satisfactory to Lender in its reasonable discretion. All required insurance will be procured and maintained in financially sound and generally recognized responsible insurance companies selected by Borrower and reasonably approved by Lender. Deductibles under insurance policies required pursuant to this Section 6.8 will not exceed the amounts reasonably approved from time to time by Lender. Such companies must be authorized to write such insurance in the states in which the Collateral is located. Each company will have a rating of A minus or better. All property policies evidencing required insurance will name Lender as first mortgagee and loss payee. All liability policies evidencing required insurance will name Lender as additional insured. The policies will not be cancelable as to the interests of Lender due to the acts of Borrower. The policies will provide for at least thirty (30) days prior written notice of the

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cancellation or modification thereof to be given to Lender. A certified copy of each insurance policy or, if acceptable to Lender in its absolute and sole discretion, certificates of insurance evidencing that such insurance is in full force and effect, will be delivered to Lender, together with proof of the payment of the premiums thereof. Prior to the expiration of each such policy, Borrower shall furnish Lender evidence that such policy has been renewed or replaced in the form of the original or a certified copy of the renewal or replacement policy or, if acceptable to Lender in its absolute and sole discretion, a certificate reciting that there is in full force and effect, with a term covering at least the next succeeding calendar year, insurance of the types and in the amounts required in this Section 6.8.

6.9 Commencement and Completion. Borrower shall cause construction of the Improvements to be prosecuted and completed in good faith, with due diligence, and without delay, subject to any Force Majeure Events; provided, however, that in all events all Improvements shall be constructed and completed prior to the applicable Home Advance Maturity Date for the subject Lot or Home for which said Improvements are being constructed. Upon demand by Lender, Borrower shall correct any defect in the Improvements or any material departure from any applicable Requirements or, to the extent not theretofore approved in writing by Lender, the applicable plans and specifications. Borrower understands and agrees that the inspection of the Improvements on behalf of Lender, the review by Lender or others acting on behalf of Lender of Draw Requests and related documents and information, the making of Advances by Lender, and any other actions by Lender will be for the sole benefit of Lender and will not be a waiver of the right to require compliance with this Section 6.9. In the event that construction of any Improvements for the Project is abandoned or halted prior to completion for any period of fifteen (15) consecutive days for any cause not a Force Majeure Event (or for any period up to, in the aggregate, ninety (90) consecutive days as a result of one or more Force Majeure Events) or otherwise beyond the reasonable control of Borrower, Contractor or any subcontractor, or not completed by the applicable maturity date, then the Project shall cease to be part of the Borrowing Base until a cure thereof shall have occurred.

6.10 Rights of Inspection; Agency.

6.10.1 Generally. Lender and its respective agents, employees, and representatives will have the right, at the sole cost and expense of Borrower, at any time and from time to time, but no less frequently than once per Calendar Month, to enter upon the Collateral in order to inspect the Collateral and all aspects thereof, including, without limitation, in order to determine if Collateral is property classified for Borrowing Base purposes and to verify any and all information included within any Draw Request submitted by Borrower hereunder. All inspections by Lender are for the sole purpose of protecting the security of Lender and are not to be construed as a representation by Lender that there has been compliance with applicable plans and specifications, the applicable Requirements, or that the Project is free of defects in materials or workmanship. Borrower may make or cause to be made such other independent inspections as Borrower may desire for its own protection. Based on such inspections, Lender may adjust the Borrowing Availability and other calculations pursuant to this Agreement.

6.10.2 Inspector(s). Without limiting the rights of Lender pursuant to Section 6.10, Lender may employ outside inspectors and/or construction consultants to perform some or all of the monthly inspections described in Section 6.10 and may also elect to have Lender’s own employees perform some or all of such inspection duties and review the reports of outside inspectors.

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6.11 Verification of Costs. Lender will have the right at any time and from time to time to review and verify all Hard Costs and Soft Costs incurred by Borrower.

6.12 Use of Proceeds. Borrower shall use proceeds of Advances only for the purposes described herein.

6.13 Costs and Expenses of Borrower’s Performance of Covenants and Satisfaction of Conditions. Borrower shall perform all of its obligations and satisfy all conditions under the Loan Documents at its sole cost and expense.

6.14 Notification. Borrower shall promptly disclose to Lender the occurrence of: (a) any default by Borrower under or pursuant to the terms and conditions of any material Debt owed by Borrower to any Person, whether now existing or hereafter arising; (b) the occurrence of any event or other circumstance of which Borrower has knowledge and that with the giving of notice or the passage of time would constitute a default referred to in clause (a) above; (c) any Material Adverse Change; (d) any change in the Requirements of any Governmental Authority that would materially and adversely affect Borrower’s ability to develop the Project; (e) any action or proceeding which is instituted by or against Borrower or the Project in any Federal or state court or before any Governmental Authority, federal, state or local, foreign or domestic, or any such actions or proceedings are threatened against Borrower or any Project which, in any such case, if adversely determined, would cause a Material Adverse Change; and (f) the occurrence of any Event of Default or Unmatured Event of Default.

6.15 Financial Covenants. Financial covenants described in this Section 6.15, together with all other financial covenants and restrictions set forth in this Agreement, shall be monitored on a quarterly basis by Borrower and Lender (except for Liquidity, which shall be monitored on an quarterly basis by Borrower and Lender).

Covenant party	Covenant type	Covenant requirement
1. Borrower	Minimum Liquidity (to be certified on a quarterly basis and tested on an annual basis)	Not less than $30,000,000.00

2. Borrower	Minimum Net Worth	Not less than $75,000,000.00

6.15.1 No Other Debt. There shall be no third party Debt on the Property or in the Project, except for (a) customary trade payables, (b) debt approved by Lender in writing, and (c) other debt not to exceed $100,000.00 outstanding at any one time (collectively “Other Debt”). Lender shall have the right, but not the obligation, to declare a default under the Loan if there are any material uncured monetary or non-monetary defaults on any and all Other Debt of Borrower, which in Lender’s reasonable judgment will materially impair the ability of Borrower to perform under the terms of this Agreement, the Note or the Security Documents. Borrower and its officers and/or shareholders, by Borrower’s execution of this Agreement, expressly acknowledge and agree that if any shareholder or officer of Borrower makes a loan to Borrower, the execution of a subordination agreement shall not be a condition to the effectiveness of the subordination of such loan to this Loan, which subordination shall be automatic.

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6.15.2 No Other Loan Defaults. Borrower shall not be in default under any “Other Loan.” For purposes of this Section 6.15.2, an “Other Loan” shall mean any loan by Lender, or any affiliate of Lender that is made to Borrower or that is guaranteed by Borrower. It is the expressed intent of Borrower to cross–default this Loan with any Other Loan, such that (a) any Event of Default under this Loan shall constitute a default under each and every Other Loan, and (b) any default under each and every Other Loan shall constitute an Event of Default under this Loan.

6.15.3 Quarterly Compliance Certificates. Borrower shall provide a quarterly statement in form and substance satisfactory to Lender, certified by the chief financial officer of Borrower, that Borrower is in compliance (on a combined basis) with all covenants, terms, and conditions applicable to Borrower under or pursuant to the Loan Documents, including without limitation as to Borrower’s compliance with the minimum Liquidity covenant set forth above, and disclosing any noncompliance therewith and describing the status of Borrower’s actions to correct such noncompliance, if applicable.

6.16 Books and Records; Names; Place of Business and Chief Executive Office. Borrower shall give Lender thirty (30) days prior written notice of any change in the location of its books and records or its sole place of business or chief executive office.

6.17 Proceeds of Purchase Contracts.

6.17.1 After Event of Default or Unmatured Event of Default. From and after the occurrence and during the continuation of an Event of Default or Unmatured Event of Default, all payments of Net Sales Proceeds under Purchase Contracts shall be paid directly to Lender to be applied by Lender to the payment of the Obligations in such order as Lender may reasonably determine in its sole and absolute discretion. From and after the occurrence and continuation of an Event of Default or Unmatured Event of Default, such amounts required to be paid to Lender shall be applied (i) first to pay amounts due pursuant to Section 3.2.2, and (ii) then the balance shall be deposited in the Borrower’s Funds Account.

6.17.2 Payments to Lender. If Borrower collects or receives any amounts payable to Lender pursuant to this Section 6.17, Borrower shall forthwith, upon receipt, transmit and deliver to Lender in the form received all cash, checks, drafts, chattel paper, and other instruments or writings for the payment of money (endorsed, where required, so that such items may be collected by Lender). Any such proceeds which may be so received by Borrower will not be commingled with any other of Borrower’s funds or property, but will be held separate and apart from Borrower’s own funds or property and upon express trust for Lender until delivery is made to Lender.

7. BORROWER NEGATIVE COVENANTS. Until the Commitment terminates in full and the Obligations are paid and performed in full, Borrower agrees that, unless Lender otherwise agrees in writing in Lender’s absolute and sole discretion:

7.1 Restrictions. Except as otherwise expressly provided in the Loan Documents, Borrower will not admit any new members in Borrower or grant any option, right of first refusal, warrant, or other right to purchase any membership interest in Borrower in violation of Section 2.9 of the Deed of Trust. Borrower will not be dissolved or liquidated. Borrower will not amend, modify, restate, supplement, or terminate any of its Organizational Documents if such amendment, modification, restatement, supplement or termination will result in a default under the Loan Documents and/or impair Lender’s rights and remedies under the Loan Documents as determined in Lender’s reasonable discretion. Borrower will not consolidate or merge with any corporation, any limited partnership, any limited liability company or any other Person.

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7.2 Name, Fiscal Year, Accounting Method, and Lines of Business. Borrower will not change its name, fiscal year, or method of accounting without the consent of Lender (which shall not be unreasonably withheld, conditioned or delayed). Borrower will not directly engage in any business other than the lines of business in which Borrower is engaged on the date of this Agreement, discontinue any existing lines of business that are material to the business or operations of Borrower, or substantially alter its method of doing business.

7.3 Change in Ownership. Any transfer prohibited under Section 2.9 of the Deed of Trust, shall constitute a breach hereof.

7.4 Loans. Borrower will not directly or indirectly in relation to the Project (i) make any loan or advance to any other Person other than purchase money loans made in the ordinary course of business and advances made in the ordinary course of constructing the infrastructure for said Project to Persons engaged in such construction, purchase or otherwise acquire any capital stock or any securities of any other Person, any limited liability company interest or partnership interest in any other person, or any warrants or other options or rights to acquire any capital stock or securities of any other person or any limited liability company interest or partnership interest in any other Person, (ii) make any capital contribution to any other Person, (iii) otherwise invest in or acquire any interest in any other Person or establish any subsidiaries, (iv) guarantee or otherwise become obligated in respect of any indebtedness of any other Person, or (v) subordinate any claim against or obligation of any other Person to Borrower to any other indebtedness of such Person.

7.5 Liens and Encumbrances. Except for (i) Permitted Exceptions, (ii) Liens and Encumbrances securing this Loan, and (iii) involuntary Liens and Encumbrances being contested in good faith and through appropriate proceedings, and otherwise in accordance with the applicable conditions of the Loan Documents, Borrower shall not grant or suffer to exist any Lien or Encumbrance upon any Property.

7.6 Indebtedness. Borrower shall not assume, create, incur, or permit to exist any Debt for any Property, except (i) the Obligations, and (ii) any Other Debt expressly permitted under Section 6.15.1. Borrower shall not assume, create, incur, or permit to exist any contingent liabilities; provided, however, that Borrower may incur and permit to exist contingent liabilities resulting from the issuance of payment and performance bonds related to construction of the Improvements.

7.7 Acquisition of Assets. Borrower shall not acquire by purchase, lease or otherwise all or substantially all the assets of any other person, if to do so would materially affect its business or operations.

7.8 Prohibited Drug Law Activities. Borrower shall not enter into any lease, license, sublease, occupancy agreement or other agreement with any Person involving or relating to the use or occupancy of the Property (or any portion thereof) which would be a violation of any state and/or federal laws relating to the use, sale, possession, cultivation and/or distribution of any controlled substances, including without limitation any Person engaged or intending to engage in activities (whether for commercial or personal purposes) regulated under any California law or other applicable law relating to the medicinal use and/or distribution of marijuana (otherwise known as the Compassionate Use Act of 1996)

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(“Prohibited Drug Law Activities”). Every lease, license, sublease, occupancy agreement and/or other agreement involving or relating to the use or occupancy of the Property entered into by Borrower during the term of the Loan shall expressly prohibit the tenant or other occupant of the Property (or any portion thereof) from engaging or permitting others to engage in any Prohibited Drug Law Activities. In the event that Borrower becomes aware from any source that any tenant or other Person is or may be using, occupying and/or leasing the Property (or any portion thereof) with the intent to engage, and/or is engaged, in any Prohibited Drug Law Activities, Borrower shall terminate its agreement with such Person and take all actions permitted under applicable law to discontinue such activities in or on the Property, and shall immediately notify Lender of Borrower’s notice regarding said Prohibited Drug Law Activities and Borrower’s actions to terminate such activities. Borrower shall keep Lender advised of each action it takes or plans to take in compliance with the requirements of this Section 7.8.

Compliance with the covenants in this Section 7.8 is a material consideration and inducement to Lender in its agreement to make the Loan to Borrower, and any failure of Borrower to comply with the foregoing requirements shall constitute an Event of Default hereunder. In addition, and not by way of limitation, Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any loss, claim, damage or liability arising from or related to Borrower’s breach or violation of said covenants, including without limitation any seizure and forfeiture to the United States without compensation to Lender, free and clear of Lender’s first lien security interest in and to the Property, or any action taken by the state or federal government to accomplish same. Borrower shall, within ten (10) Business Days following a request from Lender, provide Lender with a written statement setting forth its efforts to comply with the provisions of this Section 7.8 and stating whether to Borrower’s knowledge any Prohibited Drug Law Activities are or may be on-going and/or have occurred in, on or around the Property.

Notwithstanding anything to the contrary contained in this Agreement, Borrower shall be personally liable to Lender under the Loan Documents for any and all liabilities, costs, expenses (including reasonable attorneys’ fees and expenses), claims, losses or damages incurred by Lender (including, without limitation, any impairment of Lender’s security for the Loan) with respect to Borrower’s breach of, or failure to comply with, the representations, warranties and covenants set forth in this Section 7.8 relating to Prohibited Drug Law Activities, regardless of whether such breach or failure results in the forfeiture, seizure, loss of all or any portion of the Property or Lender’s security interest therein.

7.9 Line of Credit Compliance. Borrower shall not be in default beyond the expiration of any notice and cure period as provided in that certain $235,000,000.00 term loan made by COLFIN WLH Funding, LLC to Borrower pursuant to that certain amended and restated senior secured term loan agreement dated as of February 25, 2012 (as the same has and may be amended from time to time, “Borrower Term Loan”). Borrower acknowledges and agrees that the credit worthiness and financial strength of Borrower is one of the grounds on which Lender approved and agreed to make the Loan, so any uncured default or event of default under the Borrower Term Loan may at Lender’s sole discretion constitute an Event of Default hereunder.

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8. EVENTS OF DEFAULT AND REMEDIES.

8.1 Events of Default. The occurrence of any one (1) or more of the following shall constitute an Event of Default under this Agreement:

8.1.1 Failure by Borrower to pay any monetary amount when due under any Loan Document and the expiration of ten (10) days after written notice of such failure by Lender to Borrower.

8.1.2 Failure by Borrower to perform obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower under any Loan Document, and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower, provided that if Borrower cannot reasonably cure such failure within such thirty (30) day period, such thirty (30) day period shall be extended for a reasonable period not in excess of ninety (90) days from the date of Lender’s notice to cure such failure provided that Borrower shall have commenced such cure within such thirty (30) day period and shall diligently thereafter proceed to effect such cure.

8.1.3 Any representation or warranty by Borrower in any Loan Document is materially false, incorrect, or misleading as of the date made.

8.1.4 Borrower (i) is unable or admits in writing its inability to pay its monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to or acquiesces in the appointment of a trustee, receiver or other custodian for itself or its property or any part thereof, or in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for Borrower, or the property of Borrower or any part thereof, and such appointment is not discharged within sixty (60) days.

8.1.5 Commencement of any case under the Bankruptcy Code, Title 11 of the United States Code or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship or similar proceeding under any federal, state or foreign law by or against Borrower, and such case in not discharged within sixty (60) days of filing.

8.1.6 Borrower fails to pay when due (after the expiration of any applicable notice and cure period) any monetary obligation (other than the Loan, but related only to the Project), whether such obligation be direct or contingent, to any person in excess of Two Hundred Fifty Thousand Dollars ($250,000.00), provided that Borrower may in good faith contest any such monetary obligation by appropriate administrative or judicial proceedings as long as (i) said contesting party has, in Lender’s judgment, a reasonable basis for such contest, (ii) said contesting party pays when due any portion of such monetary obligation that said party does not contest, (iii) said contesting party’s contest will not result in or pose any risk of the seizure, sale or imposition of a lien upon the Property or the Project or any portion thereof, or said contesting party has posted appropriate lien release bonds as permitted by applicable law in order to cause any such lien to be released from the Property or the Project, (iv) said contesting party delivers to Lender such bond or other security as Lender may reasonably require in connection with such contest within ten (10) days after written notice by Lender or any other party to Borrower of the existence of a lien recorded against the Property, (v) said contesting party at all times prosecutes such contest with due diligence, and (vi) said contesting party pays, promptly following a determination of the amount of such monetary obligation due and owing by Borrower. In the event that said contesting party does not make, promptly following a determination of the amount of such monetary obligation due and owing by said contesting party, any payment required to be made pursuant to clause (vi) of the preceding sentence, an Event of Default shall have occurred and Lender may draw or realize upon any bond or other security delivered to Lender in connection with the contest by Borrower, in order to make such payments.

8.1.7 Any litigation or proceeding that, in Lender’s reasonable judgment if determined adversely to Borrower, would constitute a Material Adverse Change on Borrower or the Project, is commenced before any Governmental Authority against or affecting Borrower, or the property of Borrower or any part thereof, and such litigation or proceeding is not defended diligently and in good faith by Borrower or is not discharged within sixty (60) days of filing.

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8.1.8 A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower by any Governmental Authority, which together with the aggregate amount of all other such judgments, decrees, fines and penalties against Borrower that remain unpaid or that have not been discharged or stayed, exceeds One Million Dollars ($1,000,000.00) or would otherwise in Lender’s reasonable judgment constitute a Material Adverse Change on Borrower or any Project, and such judgment, decree, fine or penalty is not paid, discharged or stayed within thirty (30) days after the entry thereof.

8.1.9 Commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower, and such action is not discharged within sixty (60) days of filing.

8.1.10 All or any part of the property of Borrower is attached, levied upon or otherwise seized by legal process, and such attachment, levy or seizure is not quashed, stayed or released within sixty (60) days of the date thereof.

8.1.11 The occurrence of any prohibited transfer under Section 2.9 of any Deed of Trust, unless prior to such transfer the holder of the Note has delivered to Borrower the written consent of such holder to such transfer.

8.1.12 The occurrence and continuance of any Event of Default, as such term is defined in any other Loan Document.

8.1.13 If Borrower, at any time, ceases to manage the Project financed hereunder.

8.1.14 Any Governmental Authority with jurisdiction over the Property or the Project orders or requires that construction of any Improvements be stopped, in whole or in part, or any required approval, license or permit is withdrawn or suspended, and the order, requirement, withdrawal or suspension remains in effect for a period of thirty (30) days, then the Project to which the order, requirement, withdrawal or suspension relates shall not be a part of the Borrowing Base until such order, requirement, withdrawal or suspension is no longer in effect.

8.1.15 Failure to deposit with Lender in cash or cash equivalents, as required herein, the amount necessary to put the Loan “in balance” (as required pursuant to Sections 2.1.4(d), 2.3.6, 2.3.9(a), 2.3.10 and 4.3.3(b) above) within ten (10) Business Days after Lender’s notice to Borrower that the Loan is not “in balance,” or any other failure to deposit the amount(s) necessary and required herein within ten (10) Business Days after the date such amounts are required to be deposited.

8.2 Rights and Remedies of Lender.

8.2.1 Notwithstanding any provision to the contrary herein or any of the other Loan Documents, during the continuance of any Event of Default under this Agreement, or during the continuance of an Event of Default under any of the other Loan Documents: (i) Lender’s obligations to make further disbursements of the Loan shall abate; and (ii) if the Event of Default shall not be cured within the applicable notice and cure periods, then Lender shall, at its option, have the remedies provided in the Loan Document breached by Borrower, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable

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without presentment, demand, protest or notice of any kind, and the following remedies: Lender’s obligation to make further disbursements to Borrower shall terminate; Lender may, at its option, apply any of Borrower’s funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due; Lender may exercise all rights and remedies available to it under any or all of the Loan Documents; and Lender shall have the right to cause an independent contractor selected by Lender to enter into possession of the Property and to perform any and all work and labor necessary for the completion of the Project substantially in accordance with the Plans and Specifications and to perform Borrower’s obligations under this Agreement. All sums expended by Lender for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and shall be secured by the Deed of Trust on the Property.

8.2.2 Upon the occurrence and continuance of any Event of Default Borrower hereby constitutes and appoints Lender, or an independent contractor selected by Lender, as its true and lawful attorney-in-fact with full power of substitution, for the purposes of completion of each and every Project and performance of Borrower’s obligations under this Agreement in the name of Borrower, and hereby empowers said attorney-in-fact from and after the occurrence of an Event of Default under the Loan Documents, unless and until Borrower shall reinstate the Loan pursuant to applicable law and otherwise cure any and all outstanding Events of Default, to do any or all of the following upon the occurrence of an Event of Default (it being understood and agreed that said power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment of the Loan):

(a) To use any of the funds of Borrower, including any balance of the Loan, as applicable, and any funds which may be held by Lender for Borrower, for the purpose of effecting completion of the Improvements in the manner called for by the Plans and Specifications;

(b) To make such additions, changes and corrections in the Plans and Specifications as shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications;

(c) To employ any contractors, subcontractors, agents, architects and inspectors required for said purposes;

(d) To employ attorneys to defend against attempts to interfere with the exercise of power granted hereby;

(e) To pay, settle or compromise all existing bills and claims which are or may be liens against the Property, the Improvements or the Project or may be necessary or desirable for the completion of the Improvements or clearance of objections to or encumbrances on title;

(f) To execute all applications and certificates in the name of Borrower which may be required by any other construction contract;

(g) To prosecute and defend all actions or proceedings in connection with the Project, and to take such action, require such performance and do any and every other act as is deemed necessary with respect to the completion of the Improvements which Borrower might do on its own behalf; and

(h) To let new or additional contracts (to the extent not prohibited by existing contracts) to employ watchmen and erect security fences to protect the Project from injury, and to take such action and require such performance as Lender deems necessary under any of the bonds or insurance policies to be furnished hereunder, to make settlements and compromises with the sureties or insurers thereunder, and in connection therewith to execute instruments of release and satisfaction.

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9. LENDER’S OBLIGATIONS TO BORROWER ONLY AND DISCLAIMER BY LENDER. No Person, other than Borrower and Lender, shall have any rights hereunder or be a third-party beneficiary hereof. Lender is not a joint venturer or a partner with Borrower. Prior to an Event of Default and thereafter until Lender elects in writing to assume specific obligations of Borrower, Lender shall not be obligated to any Person providing labor, materials, or other services for the Project and payment of funds from Advances directly to any such Persons shall not give or be a recognition of any third-party beneficiary status.

10. NO BROKERS. Except as disclosed by Borrower to Lender in writing prior to the date of this Agreement, Borrower and Lender represent and warrant to the other that it knows of no broker’s or finder’s fee due in respect of the transaction described in this Agreement and that it has not used the services of a broker or a finder in connection with this transaction.

11. PROVISIONS IN THE NOTE GOVERN THIS AGREEMENT. This Agreement is subject to certain terms and provisions in the Note, to which reference is made for a statement of such terms and provisions.

12. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

13. MISCELLANEOUS.

13.1 Assignment.

(a) Borrower shall not assign this Agreement or any interest it may have in the monies due hereunder, without the prior written consent of Lender, which consent may be granted or withheld in Lender’s sole and absolute discretion. Notwithstanding the foregoing, in the event of any such assignment, Lender may nevertheless at its option continue to make disbursements under this Agreement to Borrower or to those who succeed to Borrower’s title, and all sums shall be deemed to be disbursements under this Agreement, and not to be modifications hereof, and shall be secured by the Deed of Trust.

(b) Subject to the provisions of Section 13.24 below, Lender may at any time assign this Agreement, the Note, the Deed of Trust and other Loan Documents to a financial institution with equal or greater assets than Lender, and upon such assignment Lender shall have no further obligation or liability of any nature in connection herewith occurring after the date of the assignment. Upon such assignment, the provisions of this Agreement shall continue to apply to the Loan and such assignee shall be substituted in the place and stead of Lender hereunder with all rights, obligations and remedies of Lender herein provided, including without limitation the right to so further assign this Agreement, the Note, the Deed of Trust and other Loan Documents.

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13.2 Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand courier, overnight service or sent by registered mail or certified mail, postage prepaid, return receipt requested, through the United States Postal Service to the addresses shown below or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail, shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered, and if delivered by courier or overnight service, then one (1) Business Day following delivery to said courier or overnight service.

If to Borrower:	WILLIAM LYON HOMES, INC.
4490 Von Karman Avenue
Newport Beach, California 92660
Attn: Rick Robinson

If to Lender:	CALIFORNIA BANK & TRUST
1900 Main Street, Suite 200
Irvine, California 92614
Attn: Stefanus Junus

With a copy to:	BRYAN CAVE LLP
3161 Michelson Drive, Suite 1500
Irvine, California 92612
Attn: Ren R Hayhurst, Esq.

13.3 Authority to File Notices. Upon the occurrence and continuance of any Event of Default, Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to file or record, at the Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that Lender considers necessary or desirable to protect its security.

13.4 Inconsistencies with the Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

13.5 No Waiver. No disbursement of proceeds of the Loan shall constitute a waiver of any conditions to Lender’s obligation to make further disbursements nor, in the event Borrower is unable to satisfy any such conditions, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to constitute an Event of Default under this Agreement (if such inability otherwise constitutes an Event of Default).

13.6 Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein, and all surveys, appraisals and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof, shall be satisfactory to and subject to approval by Lender. Lender’s counsel shall be provided with copies of all documents which they may reasonably request in connection with the Agreement.

13.7 Lender Determination of Facts. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

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13.8 Incorporation of Preamble: Recitals and Exhibits. The preamble, recitals and exhibits hereto are hereby incorporated into this Agreement.

13.9 Third-Party Consultants. Lender may hire such third-party consultants as it deems necessary, the costs of which reasonably incurred by Lender shall be paid by Borrower, to provide the following services: (a) review final Plans and Specifications and final construction cost breakdown and the construction schedule; (b) conduct compliance inspections with respect to the progress of construction of the Project and approve each element of a request for disbursement relating to construction costs, and (c) perform such other services as may, from time to time, be reasonably required by Lender. This obligation on the part of Borrower shall survive the closing of the Loan and the repayment thereof as to any expenses reasonably incurred by consultants retained prior to such repayment. Borrower hereby authorizes Lender, in its reasonable discretion, to pay such expenses, charges, costs and fees at any time by a disbursement of the Loan, and to the extent the applicable loan budget category is insufficient, such expenses, charges, costs and fees reasonably incurred by Lender shall be paid by Borrower from its own funds.

13.10 Payment of Expenses. Borrower shall pay all taxes and assessments and all expenses, charges, costs and fees provided for in this Agreement or relating to the Loan or construction of the Improvements, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, title insurance premiums and charges, tax service contract fees, fees of any consultants, Lender’s processing and closing fees, reasonable fees and expenses of Lender’s counsel, printing, photostatting and duplicating expenses, air freight charges, escrow fees, costs of surveys, premiums of hazard insurance policies and surety bonds and fees for any appraisal, appraisal review, market or feasibility study reasonably required by Lender. Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs and fees notwithstanding that Borrower may not have requested a disbursement of such amount, provided that Borrower acknowledges that Lender has no obligation to disburse amounts listed under “Borrower’s Equity” on the A&D Budget or the Home Construction Budget. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provision of this Section 13.10 shall not prevent Borrower from paying such expense, charges, costs and fees from its own funds. All such expenses, charges, costs and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for a disbursement of the Loan. The obligations on the part of Borrower under this Section 13.10 shall survive the closing of the Loan and the repayment thereof.

13.11 Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with the Project. Lender shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Property or the Project. Borrower is not and shall not be an Lender of Lender for any purpose. Lender is not a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Project, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender. Approvals granted by Lender for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

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13.12 Indemnification.

13.12.1 Indemnification Provisions. Borrower hereby agrees to indemnify Lender against, and hold them harmless from, all losses, damages, liabilities, claims, causes of action, judgments, court costs, reasonable attorneys’ fees and other legal expenses, which either may suffer or incur:

(a) By reason of this Agreement (excluding any regulatory or other administrative losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses arising out of claims against Lender in connection with its lending activities); or

(b) By reason of the execution of the Loan Documents by Borrower or in performance of any act by Borrower which is required or permitted hereunder or by law; or

(c) As a result of any failure of Borrower to perform Borrower’s obligations under the Loan Documents; or

(d) By reason of any alleged obligation or undertaking on Lender’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations of Borrower contained in any other Loan Document related to the Property, the Loan or Borrower.

13.12.2 No Liability of Borrower. Notwithstanding the foregoing, Borrower shall not be liable under Section 13.12.1 to the extent that Borrower establishes that such liability is attributable directly to the gross negligence or willful misconduct of Lender.

13.12.3 Payment of Indebtedness. Borrower shall pay all indebtedness arising under this Section 13.12 immediately upon demand by Lender, together with interest thereon from the date the indebtedness arises at the Default Interest Rate of interest set forth in the Note (after giving effect to any notice and/or cure periods). Borrower’s duty to indemnify Lender shall survive the release and cancellation of the Loan obligations and the release and reconveyance or any partial release or reconveyance of the Deed of Trust.

13.13 Titles and Headings. The titles and headings of sections of this Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.14 Brokers. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party from and against any and all loss, damage, liability and expense, including costs and reasonable attorneys’ fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

13.15 Change, Discharge, Termination or Waiver. No provision of this Agreement may be changed, discharged, terminated or waived except in writing signed by the party against whom enforcement of the change, discharge, termination or waiver is sought. No failure on the part of Lender to exercise and no delay by Lender in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

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13.16 Choice of Law. This Agreement and the transaction contemplated hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws principles.

13.17 Disbursements in Excess of Loan Amount. In the event the total disbursements by Lender exceed the amount of the Loan, the total of all disbursements shall be secured by the Deed of Trust. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Deed of Trust.

13.18 Intentionally Omitted.

13.19 Time Is of the Essence. Time is of the essence of this Agreement.

13.20 Attorneys’ Fees. Borrower shall promptly pay to Lender from Borrower’s own funds or from the proceeds of the Loan, upon demand, with interest thereon from the date of demand at the Default Interest Rate, if not paid within five (5) Business Days after written demand by Lender, reasonable attorneys’ fees, expert witness fees and all costs and other expenses paid or reasonably incurred by Lender in enforcing or exercising its rights or remedies created by, connected with or provided for in this Agreement or any of the other Loan Documents, and payment thereof shall be secured by the Deed of Trust. If at any time Borrower fails, refuses or neglects to do any of the things herein provided to be done by Borrower, Lender shall have the right, but not the obligation, to do the same but at the expense and for the account of Borrower. The amount of any moneys so expended or obligations so incurred by Lender, together with interest thereon at the Default Interest Rate, shall be repaid to Lender forthwith upon written demand therefor and payment thereof shall be secured by the Deed of Trust.

13.21 Signs. Throughout the term of the Loan, Lender shall have the right to erect one sign on the Project (provided that any such sign shall comply with applicable zoning and/or other property restrictions) indicating its provision of financing for the Project, and Lender shall also have the right to publicize its financing of the Project as Lender may deem appropriate, all of which shall be reasonably acceptable to Borrower.

13.22 Subordination to Certain Easements, Dedications and Restrictions. Lender agrees to subordinate the lien and charge of the Deed of Trust to any easements for any public utility purposes, drainage purposes or roadway purposes, or to any roadway park or common area dedication, as specifically approved by Lender and as required by the applicable governmental authorities as a condition to its approval of the Final Map or the Condominium Documents. In addition, Lender agrees to subordinate the lien and charge of the Deed of Trust to any CC&Rs which Borrower determines to be necessary or desirable in connection with the Project and which CC&Rs are approved by Lender. In addition, Lender shall cause the lien of the Deed of Trust to be partially reconveyed for any portion of the Property approved by Lender which is required to be dedicated for roadway, park and common area purposes. Lender agrees, without receipt of further consideration but at the sole cost and expense of Borrower, to execute and acknowledge any and all documents which are reasonably acceptable to Lender or are reasonably necessary to effectuate the purposes of this Section 13.22.

13.23 Dispute Resolution. This section contains a jury waiver, arbitration clause, and a class action waiver. READ IT CAREFULLY.

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13.23.1 Jury Trial Waiver. As permitted by applicable law, you and we each waive our respective rights to a trial before a jury in connection with any Dispute (as “Dispute” is hereinafter defined), and Disputes shall be resolved by a judge sitting without a jury. If a court determines that this provision is not enforceable for any reason and at any time prior to trial of the Dispute, but not later than 30 days after entry of the order determining this provision is unenforceable, any party shall be entitled to move the court for an order compelling arbitration and staying or dismissing such litigation pending arbitration (“Arbitration Order”).

13.23.2 Arbitration. If a claim, dispute, or controversy arises between us with respect to this Agreement, related agreements, or any other agreement or business relationship between any of us whether or not related to the subject matter of this Agreement (all of the foregoing, a “Dispute”), and only if a jury trial waiver is not permitted by applicable law or ruling by a court, any of us may require that the Dispute be resolved by binding arbitration before a single arbitrator at the request of any party. By agreeing to arbitrate a Dispute, you are giving up any right you may have to a jury trial, as well as other rights you would have in court that are not available or are more limited in arbitration, such as the rights to discovery and to appeal.

Arbitration shall be commenced by filing a petition with, and in accordance with the applicable arbitration rules of, JAMS or National Arbitration Forum (“Administrator”) as selected by the initiating party. If the parties agree, arbitration may be commenced by appointment of a licensed attorney who is selected by the parties and who agrees to conduct the arbitration without an Administrator. Disputes include matters relating to a deposit account, application for or denial of credit, enforcement of any of the obligations we have to each other, compliance with applicable laws and/or regulations, performance or services provided under any agreement by any party, including but not limited to the validity, enforceability, meaning, or scope of this arbitration provision, and including a dispute based on or arising from an alleged tort or matters involving either of our employees, agents, affiliates, or assigns of a party. However, Disputes do not include the validity, enforceability, meaning, or scope of this arbitration provision and such matters may be determined only by a court. If a third party is a party to a Dispute, we each will consent to including the third party in the arbitration proceeding for resolving the Dispute with the third party. Venue for the arbitration proceeding shall be at a location determined by mutual agreement of the parties or, if no agreement, in the city and state where Lender or Bank is headquartered.

After entry of an Arbitration Order, the non-moving party shall commence arbitration. The moving party shall, at its discretion, also be entitled to commence arbitration but is under no obligation to do so, and the moving party shall not in any way be adversely prejudiced by electing not to commence arbitration. The arbitrator will (i) hear and rule on appropriate dispositive motions for judgment on the pleadings, for failure to state a claim, or for full or partial summary judgment, (ii) will render a decision and any award applying applicable law, (iii) give effect to any limitations period in determining any Dispute or defense, (iv) enforce the doctrines of compulsory counterclaim, res judicata, and collateral estoppel, if applicable, (v) with regard to motions and the arbitration hearing, apply rules of evidence governing civil cases, and (vi) apply the law of the state specified in the agreement giving rise to the Dispute. Filing of a petition for arbitration shall not prevent any party from (i) seeking and obtaining from a court of competent jurisdiction (notwithstanding ongoing arbitration) provisional or ancillary remedies including but not limited to injunctive relief, property preservation orders, foreclosure, eviction, attachment, replevin, garnishment, and/or the appointment of a receiver, (ii) pursuing non-judicial foreclosure, or (iii) availing itself of any self-help remedies such as setoff and repossession. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration.

61	Construction Loan Agreement

Judgment upon an arbitration award may be entered in any court having jurisdiction except that, if the arbitration award exceeds $4,000,000, any party shall be entitled to a de novo appeal of the award before a panel of three arbitrators. To allow for such appeal, if the award (including Administrator, arbitrator, and attorney’s fees and costs) exceeds $4,000,000, the arbitrator will issue a written, reasoned decision supporting the award, including a statement of authority and its application to the Dispute. A request for de novo appeal must be filed with the arbitrator within 30 days following the date of the arbitration award; if such a request is not made within that time period, the arbitration decision shall become final and binding. On appeal, the arbitrators shall review the award de novo, meaning that they shall reach their own findings of fact and conclusions of law rather than deferring in any manner to the original arbitrator. Appeal of an arbitration award shall be pursuant to the rules of the Administrator or, if Administrator has no such rules, then the JAMS arbitration appellate rules shall apply.

Arbitration under this provision concerns a transaction involving interstate commerce and shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The provisions of this arbitration provision shall survive any termination, amendment, or expiration of this Agreement. If the terms of this provision vary from the Administrator’s rules, this arbitration provision shall control.

13.23.3 Class Action Waiver. EACH PARTY WAIVES THE RIGHT TO LITIGATE IN COURT OR ARBITRATE ANY CLAIM OR DISPUTE AS A CLASS ACTION, EITHER AS A MEMBER OF A CLASS OR AS A REPRESENTATIVE, OR TO ACT AS A PRIVATE ATTORNEY GENERAL.

13.23.4 Reliance. Each party (i) certifies that no one has represented to such party that the other party would not seek to enforce jury and class action waivers in the event of suit, and (ii) acknowledges that it and the other party have been induced to enter into this Agreement by, among other things, the mutual waivers, agreements, and certifications in this section.

13.23.5 Continuing Lien. In addition to the “Obligations” (as defined in the Deed of Trust), the indebtedness and performance of obligations secured by the liens and security interests granted in the Loan Documents include all indebtedness and all obligations of whatever kind or character, whether now owing, hereafter arising or hereafter to be performed in connection with the construction of the Improvements, whether fixed or contingent, and including, without limitation: (i) those described in Sections 13.12 and 13.20 hereof, (ii) all indebtedness and obligations arising under any agreements (“Assurance Agreements”) between Borrower or Lender and the Governmental Authority having jurisdiction over any of the Project to assure the Governmental Authority that the Improvements will be constructed in accordance with the Plans and Specifications and to the satisfaction of any Governmental Authority, and/or (iii) all indebtedness and obligations arising under any set aside letter or letters issued by Lender with respect to the amount of the Loan available for certain construction costs of the Improvements, (collectively “Additional Obligations”). If, at the time the balance of the Loan is fully paid (“Pay–Off Date”), any of the Additional Obligations remain to be paid or are subject to performance by Borrower, Lender or Lender’s affiliates, Lender shall not, notwithstanding anything contained to the contrary in any of the Loan Instruments, be obligated to release that portion of a Project remaining subject to the Deed of Trust given in connection with the Loan made for said Project (“Remaining Property”) as of the Pay–Off Date and the Remaining Property shall continue to secure the payment and performance of the Additional Obligations then remaining subject to the Deed of Trust as of the Pay–Off Date.

62	Construction Loan Agreement

13.24 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Lender and its successors and assigns, except that Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein. Lender may, at its own cost, make assignments of or sell participations in all or any part of the Loan made by it, to one or more lending institutions, subject to the consent of Lender and Borrower with respect to any assignee, such consent not to be unreasonably withheld or delayed by Borrower, provided that no consent of Borrower shall be required (A) if an Event of Default exists and is continuing, (B) in the case of an assignment by Lender to an Affiliate of Lender, (C) an assignment by Lender pursuant to a merger or a sale of all or substantially all of the assets of Lender, or (D) in connection with any sale of a participation interest by Lender in the Loan to any lending institution. In the case of a participation, the participants shall only have the participant rights in the agreement executed by Lender in favor of such participant relating thereto and shall not include any voting rights. All of the obligations under this Agreement or any other Loan Documents of Lender selling a participation shall remain unchanged and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation. Notwithstanding any other provision in this Agreement, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, the Note and the other Loan Documents to any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of Borrower. No such pledge or grant of a security interest shall release the transferor Lender of its obligations hereunder or under any other Loan Document.

14. RECOURSE; EXCULPATION. The Loan shall be full recourse against Borrower. Notwithstanding any other term or provision of this Agreement to the contrary, Borrower’s liability hereunder and under the Loan Documents is solely that of Borrower, and no personal or direct liability shall at any time be asserted or enforceable against its board of directors, officers, shareholders, employees or agents on account of or arising out of any obligations arising out of or related to this Agreement or any other Loan Document (collectively, the “Non-Recourse Parties”). Neither Lender nor any of its successors, assigns, participants or transferees shall have any recourse to any assets of a Non-Recourse Party.

15. EXHIBITS. The following Exhibits are attached to this Agreement and incorporated herein by this reference:

Exhibit “A”	Legal Description
Exhibit “B”	Form of Borrowing Base Certificate
Exhibit “C”	Loan Closing Certificate
Exhibit “D”	Intentionally Omitted
Exhibit “E”	Form of Request for Inclusion of Land In Borrowing Base as Presold, Spec or Model Homes
Exhibit “F”	Intentionally Omitted
Exhibit “G”	Home Construction Draw Schedule
Exhibit “H”	Form of Compliance Certificate
Exhibit “I”	Form of Draw Request
Exhibit “J”	Intentionally Omitted

16. ADDITIONAL PROTECTIVE ADVANCES. Borrower agrees that any and all Protective Advances by Lender to protect the Collateral or for any other purpose under the Loan Documents after Borrower has failed to take any such required action after receipt of notice from Lender shall be considered Advances pursuant to this Agreement, and Borrower acknowledges that such advances may be made by Lender in its sole and absolute discretion and without any request or authorization of Borrower. Any such Protective Advances shall be immediately due and payable and shall bear interest at the Default Interest Rate until paid. Borrower acknowledges and agrees that such Protective Advances

63	Construction Loan Agreement

may exceed the amount of Advances otherwise available under the Borrowing Base, and Borrower nonetheless agrees to pay such Protective Advances as provided herein and agrees that such Protective Advances shall be secured by all Collateral.

[The balance of the page intentionally left blank.]

64	Construction Loan Agreement

DATED as of the date first above stated.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:	/s/ Richard S. Robinson

Name:	Richard S. Robinson

Title:	Senior Vice President

By:	/s/ Colin T. Severn

Name:	Colin T. Severn

Title:	Chief Financial Officer

LENDER:

CALIFORNIA BANK & TRUST, a California banking corporation

By:	/s/ Frank W. Henry

Name:	Frank W. Henry

Title:	Executive Vice President California Bank & Trust

Signature Page	Construction Loan Agreement

EXHIBIT “A”

Legal Description

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOTS 1 THROUGH 56, INCLUSIVE, AND LOTS A THROUGH H, INCLUSIVE, OF TRACT NO. 17358, IN THE CITY OF IRVINE, COUNTY OF ORANGE, STATE OF CALIFORNIA, AS SHOWN ON A MAP FILED IN BOOK 909, PAGES 23 THROUGH 28, INCLUSIVE, OF MISCELLANEOUS MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPTING THEREFROM ALL OIL, OIL RIGHTS, MINERALS, MINERAL RIGHTS, NATURAL GAS, NATURAL GAS RIGHTS, AND OTHER HYDROCARBONS BY WHATEVER NAME KNOWN THAT MAY BE WITHIN OR UNDER THE PARCEL OF LAND HEREINABOVE DESCRIBED AND CONVEYED TOGETHER WITH THE PERPETUAL RIGHT OF DRILLING, MINING, EXPLORING AND OPERATING THEREFOR AND STORING IN AND REMOVING THE SAME FROM SAID LAND OR ANY OTHER LAND, INCLUDING THE RIGHT TO WHIPSTOCK OR DIRECTIONALLY DRILL AND MINE FROM LANDS OTHER THAN THOSE HEREINABOVE DESCRIBED AND CONVEYED, OIL, OR GAS WELLS, TUNNELS AND SHAFTS INTO, THROUGH OR ACROSS THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED, AND TO BOTTOM SUCH WHIPSTOCKED OR DIRECTIONALLY DRILLED WELLS, TUNNELS AND SHAFTS UNDER AND BENEATH OR BEYOND THE EXTERIOR LIMITS THEREOF, AND TO REDRILL, RETUNNEL, EQUIP, MAINTAIN, REPAIR, DEEPEN AND OPERATE ANY SUCH WELLS OR MINES; WITHOUT, HOWEVER, THE RIGHT TO DRILL, MINE, STORE, EXPLORE AND OPERATE THROUGH THE SURFACE OR THE UPPER 500 FEET OF THE SUBSURFACE OF THE LAND HEREINABOVE DESCRIBED AND CONVEYED AS RESERVED BY THE IRVINE COMPANY IN THE DEED RECORDED AUGUST 6, 1973 IN BOOK 10836, PAGE 218 OF OFFICIAL RECORDS.

APN: 453-150-01

EXHIBIT “A” – Page 1	Construction Loan Agreement

EXHIBIT “B”

Borrowing Base Certificate Format

Submission Date:

Category:	Lot #	Base Appraisal Multiplied by Advance Rate	Budgeted Project Costs Multiplied by Advance Rate	Maximum Allowed Advance (Lesser of Value or Cost Amount)	Amount Permitted in Borrowing Base (Draw Percentage Amount Multiplied by Maximum Allowed Advance)

I. Lots Under Development		55% X Value	47% X Costs

II. Finished Lots		55% X Value	47% X Costs

X. Total Lot Inventory

I. Presold Homes		60% X Value	65% X Costs

II. Spec Homes		60% X Value	65% X Costs

III. Model Homes		70% X Value	70% X Costs

Y. Total Home Inventory

A. Total Borrowing Base (Item X+Y)

B. Less Loan Balance

C. Less any Adjustments Under Sec. 2.2.2

D. Plus Funds in Borrower’s Funds Account

BORROWING AVAILABILITY (deficiency) (A-B-C+D)

67	Construction Loan Agreement

CERTIFICATION OF BORROWER

Borrower hereby certifies as follows with respect to the information contained in this Borrowing Base Certificate:

1. All Lot and Home inventory is located in the Project.

2. All Lot and Home inventory is owned by Borrower free of any liens or encumbrances, other than liens and encumbrances in favor of Lender as security for the Loan, or outstanding liens that have been bonded over, or outstanding liens that are subject to signed released delivered to Borrower.

3. Borrower has received lien waivers for all major scopes of construction work in process with respect to the subject Property.

4. As to any Lots Under Development, construction of the A&D Improvements has begun or is scheduled to begin within ninety (90) days of inclusion in the Borrowing Base as Lots Under Development.

5. As to any Finished Lots, construction of the A&D Improvements has been completed as of the date of inclusion in the Borrowing Base as Finished Lots.

6. As to any Homes, construction of the Home Improvements has begun or is scheduled to begin within ninety (90) days of inclusion in the Borrowing Base as Homes.

7. As to any Presold Homes, said Homes were in compliance with all requirements for a Presold Home as of the date of inclusion in the Borrowing Base as Presold Homes and remain in compliance as of the date hereof.

8. Attached hereto are the following request(s) for entry into the Borrowing Base of new [    ] Entitled Land, [    ] Lots Under Development, [    ] Finished Lots, [    ] Model Homes, [    ] Spec Homes and/or [    ] Presold Homes.

The undersigned hereby certifies to Lender that the foregoing information on this Borrowing Base Certificate as of the Calendar Month ending                                     , 20      , is true and correct and was provided from financial information prepared according to GAAP, except as noted therein. All capitalized terms not defined herein shall have the meanings given to such terms in that certain Construction Loan Agreement dated as of September 26, 2012 (“Loan Agreement”) by and between CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”) and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”).

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “B” – Page 2	Construction Loan Agreement

EXHIBIT “C”

Loan Closing Certificate

1. Definitions. Terms defined in the Loan Agreement are used herein with the meanings so defined.

2. Description of Initial Lots and Homes.

Borrower requests entry of the following Lots and Homes for the Project into the Borrowing Base:

Name of Project: “Willow Bend at University Park”.

Description of initial Lot Inventory as of date of entry into the Borrowing Base: [            ] Lots Under Development and/or [            ] Finished Lots.

Description of initial Home Inventory as of date of entry into the Borrowing Base: [    ] Model Homes, [    ] Spec Homes and/or [    ] Presold Homes

3. Due Diligence Completed: (Yes/No)

•	Soils and Engineering Report

•	Approved Phase I Report

•	Approved Phase II Report (if required)

•	Remediation completed by licensed environmental engineer

•	Final Map (recorded) [ ]

•	Title Insurance

•	Owner’s Policy

•	Title Policy in favor of Lender to be issued by Title Company

•	No liens or encumbrances in violation of the Loan Agreement

•	Plans and Specifications

•	Compliance with Spec Home and Lot Inventory concentration limitations

•	Delivery to Lender of all information described in Sections 2.1.2 and 4.1 of the Loan Agreement

4. Use of Proceeds. The Loan proceeds shall be used for the following purposes permitted by the Loan Agreement:

[Attach A&D Budget and/or Home Construction Budget, as applicable]

EXHIBIT “C” – Page 1	Construction Loan Agreement

5. No Default. Borrower certifies that (a) Borrower is and will be in compliance with all covenants under the Loan Agreement, (b) no condemnation proceedings are pending or, to Borrowers’ knowledge, threatened against any Project, and (c) there have been no changes in title as reflected in the Title Policy since the date of the Title Policy, except as may have been previously disclosed in writing to and approved in writing by Lender.

IN WITNESS WHEREOF, we have executed this Certificate as of September 26, 2012.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “C” – Page 2	Construction Loan Agreement

EXHIBIT “D”

Intentionally Omitted

EXHIBIT “D” – Page 1	Construction Loan Agreement

EXHIBIT “E”

Request for Inclusion of Land

In Borrowing Base as Lots Under Development or Finished Lots and/or Presold, Spec or Model Homes

CALIFORNIA BANK & TRUST

Attn: Stefan Junus

1900 Main Street, Suite 200

Irvine, California 92614

Dear Helena:

Reference is hereby made to that certain Construction Loan Agreement dated as of September 26, 2012 (“Loan Agreement”) by and between CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”) and WILLIAM LYON HOMES, INC., a California corporation (“Borrower”). All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

Pursuant to Section 4.3 of the Loan Agreement, Borrower hereby requests that the portion of the Land consisting of [    ] Lots Under Development, [    ] Finished Lots, [    ] Model Homes, [    ] Spec Homes and/or [    ] Presold Homes be included in the Borrowing Base. Borrower represents and warrants that Borrower has provided all information and documents and satisfied all conditions precedent with respect to the inclusion of such Homes in the Borrowing Base. Borrower further represents and warrants that (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) except as otherwise disclosed to Lender in writing and approved in writing by Lender, all representations and warranties set forth in the Loan Documents are true and correct as of the date hereof.

BORROWER:

WILLIAM LYON HOMES, INC., a California corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “E” – Page 1	Construction Loan Agreement

EXHIBIT “F”

Intentionally Omitted

EXHIBIT “F” – Page 1	Construction Loan Agreement

EXHIBIT “G”

Home Construction Draw Schedule

Standard Draw Percentage Entitlement Shall Be Based On Percentage of Completion. Home Loan funds shall be disbursed on a percentage of completion basis for the Home Improvements to be constructed with the proceeds of each Home Loan, as verified by Lender’s inspection. Amounts allocated to work, labor and materials on the Home Construction Budget for each Home, and any schedules of values approved by Lender for said Home, shall be multiplied by the percentage of completion (as reasonably determined by Lender and/or Lender’s inspector) of such work, labor and materials for calculating disbursement of Home Loan funds pursuant to any Draw Request under the Construction Loan. Lender’s determination of the amount of such disbursement shall be conclusive in the absence of manifest error.

EXHIBIT “G” – Page 1	Construction Loan Agreement

EXHIBIT “H”

Form of Compliance Certificate

CALIFORNIA BANK & TRUST

Attn: Stefan Junus

1900 Main Street, Suite 200

Irvine, California 92614

Dear Helena:

Reference is made to the Construction Loan Agreement dated as of September 26, 2012 (“Credit Agreement”) between WILLIAM LYON HOMES, INC., a California corporation (“Borrower”), and CALIFORNIA BANK & TRUST, a California banking corporation (“CBT”). Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, Borrower is furnishing to you herewith financial statements of Borrower for the period              to              which have been prepared in accordance with sound accounting principals sound accounting practices for each reporting party’s type of business. Borrower, by execution of this Compliance Certificate, each certifies that the financial statements of each said party presents fairly the financial position of the entities covered thereby at the date thereof and the results of their operations for the periods covered thereby, subject in the case of interim statements only to normal year-end audit adjustments.

This certificate is submitted in compliance with the requirements of Sections 6.4 and 6.15 of the Credit Agreement.

The undersigned are providing the following information to demonstrate compliance as of the date herewith the following covenants:

MINIMUM LIQUIDITY

Borrower is to maintain Liquidity (including cash and cash equivalents) for Borrower equal to no less than $30,000,000.00.

A:	Total liquidity

B:	If A is greater than or equal to $30,000,000.00 then in Compliance.

MINIMUM NET WORTH

Borrower is to maintain minimum Net Worth of $75,000,000.00.

A:	Total Net Worth

B:	If A is greater than or equal to $75,000,000.00, then in Compliance.

NO OTHER DEBT

There shall be no third–party debt on the Property, in the Project, other than Other Debt expressly permitted under the Credit Agreement. Lender shall have the right, but not the obligation, to declare an Event of Default under the Loan if there are any material uncured monetary or non–monetary defaults on any and all debt obligations (including without limitation any other loans by Lender to said parties) of Borrower, which in Lender’s reasonable judgment will materially impair the ability of Borrower to perform under the terms of this Agreement, the Note or the Security Documents.

EXHIBIT “H” – Page 1	Construction Loan Agreement

OTHER LOANS

Borrower is not in default under any “Other Loan” (as defined in the Credit Agreement).

EXECUTED AND DELIVERED this          day of                                         , 20    .

BORROWER

WILLIAM LYON HOMES, INC., a California corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “H” – Page 2	Construction Loan Agreement

EXHIBIT “I”

Form of Draw Request

WILLIAM LYON HOMES, INC., a California corporation (“Borrower”) hereby requests a disbursement in the amount, and on the date, set forth below, pursuant to that certain promissory note dated as of September 26, 2012 (as the same has been amended from time to time, “Note”), between Borrower and CALIFORNIA BANK & TRUST, a California banking corporation (“Lender”). Initially capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in that certain construction loan agreement originally dated as of September 26, 2012 (as the same has been amended from time to time, “Loan Agreement”).

REQUESTED AMOUNT:

REQUESTED DATE:

ACCOUNT NO. TO BE CREDITED:

Borrower hereby represents and warrants to Lender as follows:

1. The requested Disbursement shall be applied to the following purposes:

2. All representations and warranties contained in the Loan Agreement (a) are true, correct, complete and accurate in all material respects as of the date of this request as if made on this date and (b) will be true, correct, complete and accurate in all material respects as of the requested date of disbursement, above, as if made on that date.

3. No “Event of Default” under the “Loan Documents” (both as defined in the Loan Agreement) has occurred that remains uncured.

Dated:

AUTHORIZED SIGNATORY:

WILLIAM LYON HOMES, INC., a California corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT “I” – Page 1	Construction Loan Agreement

EXHIBIT “J”

[Intentionally omitted]

EXHIBIT “J” – Page 1	Construction Loan Agreement